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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AAR CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 10, 2012

August 31, 2012

To Our Stockholders:

We cordially invite you to attend our 2012 annual meeting of stockholders. Information about the annual meeting is set forth below and in the accompanying proxy statement.

Date:	Wednesday, October 10, 2012
Time:	9:00 a.m., Chicago time
Place:	AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, Illinois 60191
Purposes:	At the annual meeting, you will be asked to:

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Elect three Class I directors;

•

Vote on an advisory resolution to approve executive compensation;

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Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2013; and

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Transact any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

Record Date:	You may vote your shares at the annual meeting if you were a stockholder on August 20, 2012.
Voting:

Your vote is important. We encourage you to vote your shares as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-paid envelope provided.

By Order of the Board of Directors,
Robert J. Regan Vice President, General Counsel and Secretary

PROXY STATEMENT FOR THE
2012 ANNUAL MEETING OF STOCKHOLDERS

i

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on Wednesday, October 10, 2012:

Copies of this Notice and Proxy Statement
and the Company's 2012 Annual Report to Stockholders
(including the Annual Report on Form 10-K for the fiscal year ended May 31, 2012)
are available free of charge at www.proxyvote.com.

2012 PROXY STATEMENT SUMMARY

This summary highlights certain information addressed in more detail elsewhere in this proxy statement.
You should read carefully the entire proxy statement before voting your shares.

Annual Meeting:	Wednesday, October 10, 2012 at 9:00 a.m., Chicago time, at AAR CORP.'s corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191
Record Date:	Monday, August 20, 2012
Voting:	You may vote your shares at the annual meeting if you were a stockholder as of the close of business on the record date. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the annual meeting.

Proposals to be Voted On:	Proposal	Board Recommendation
Proposal 1:	Election of three Class I directors (pages 5-9)	FOR ALL NOMINEES

Name	Age	Brief Biography
Anthony K. Anderson	56	Independent Business Consultant. Vice Chairperson and Managing Partner of Midwest Area at Ernst & Young LLP from July 2006 to April 2012. New director nominee this year.
Michael R. Boyce	64	Chairman and Chief Executive Officer of PQ Corporation (a specialty chemicals and catalyst company). Since 1998, Chairman and Chief Executive Officer of The Peak Group (an operating and acquisition company); Director of AAR CORP. since 2005.
David P. Storch	59	Chairman of the Board and Chief Executive Officer of AAR CORP; Director of AAR CORP. since 1989.

	Proposal	Board Recommendation
Proposal 2:	Vote on an advisory resolution to approve the executive compensation paid to the Company's five named executive officers (page 10)	FOR
Proposal 3:	Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2013 (page 11)	FOR

Executive
Compensation:	• Fiscal 2012 and Fiscal 2013 Highlights

Our stockholders approved the Company's executive compensation program for Fiscal 2011 (beginning June 1, 2010 and ending May 31, 2011) by a vote of over 93% at our 2011 annual meeting. The Compensation Committee maintained the same pay-for-performance structure for the Company's executive compensation program in Fiscal 2012 (beginning June 1, 2011 and ending May 31, 2012) and Fiscal 2013 (beginning June 1, 2012 and ending May 31, 2013) that was in place in Fiscal 2011: base salary, an annual cash incentive award opportunity, and long-term stock incentive compensation, consisting of performance-based restricted stock, time-based restricted stock and stock options.
The Compensation Committee made other key executive compensation decisions in Fiscal 2012, including:
• The Compensation Committee approved a 2% increase in the base salaries of the named executive officers.

•

At management's recommendation, the Compensation Committee reduced by approximately 30% the annual cash incentives that would have been payable under the corporate Fiscal 2012 short-term incentive plan to the Company's Chief Executive Officer, David P. Storch and to the three other named executive officers who participated in that plan. Management's recommendation was principally due to its sensitivity to the Company's share price performance during Fiscal 2012. As a result, Mr. Storch received an annual cash incentive award of $850,000, as compared to the award amount that would have been payable under the terms of the Fiscal 2012 short-term incentive plan ($1,197,906) and his prior year award ($1,400,900).

•

The Compensation Committee approved variable performance-based compensation representing approximately 42% of the total compensation (as reported in the Summary Compensation Table on page 46) of each of Mr. Storch and three other named executive officers and 17% of the fifth named executive officer. Variable performance-based compensation includes annual cash incentive, performance-based restricted stock and stock options, but does not include base salary and time-based restricted stock.

•

The Compensation Committee approved long-term stock incentive compensation representing at least 55% of the total compensation of each of Mr. Storch and three other named executive officers and 38% of the total compensation of the fifth named executive officer. Long-term stock incentive compensation includes performance-based restricted stock, time-based restricted stock and stock options. The value of this compensation is based on its grant date fair value and thus does not reflect its current value or the actual value that will be recognized by the named executive officers. This long-term stock incentive compensation, designed to align the executives' interests with those of the Company's stockholders, is also now subject to longer vesting requirements.

For Fiscal 2013, Compensation Committee acted on management's recommendations and made the following decisions with respect to executive compensation:
• Froze the base salaries of the named executive officers at their Fiscal 2012 levels, subject to review at mid-year; and
• Adopted earnings per share and free cash flow as new performance measures for annual cash incentives, consistent with the Company's emphasis on total stockholder return.

Further, in light of the Company's share price performance during Fiscal 2012, the Compensation Committee, at management's recommendation, reduced the long-term stock incentive compensation opportunity of the Chief Executive Officer and the other named executive officers by more than one-half of their Fiscal 2012 levels.

The Compensation Committee also implemented a new incentive compensation recoupment policy to provide for the recoupment or "clawback" of annual cash incentive compensation and long-term stock incentive compensation under certain circumstances involving a restatement of the Company's financial statements in accordance with the Dodd-Frank Act.

v

The following table reflects the impact of the Compensation Committee's decisions with respect to base salary, annual cash incentive and long-term incentive compensation on Mr. Storch's actual compensation in Fiscal 2011 and Fiscal 2012 and his target compensation in Fiscal 2013:

Chief Executive Officer Compensation
Compensation Element	Fiscal 2011 (Actual) ($)	Fiscal 2012 (Actual) ($)	Fiscal 2013 (Target) ($)
Base Salary	850,000	867,000	867,000
Annual Cash Incentive	1,400,900	850,000	1,083,000
Long-Term Incentive Compensation	2,364,013	3,243,205	1,548,000

• Key Compensation Policies and Practices
The following policies and practices are key elements of the Company's executive compensation program:
• Annual stockholder approval of executive compensation
• No guaranteed bonuses
• Significant vesting periods for stock options and stock awards
• No repricing of underwater stock options
• No dividends on unearned performance-based restricted stock
• Stock ownership and retention guidelines for directors and officers
• Policy prohibiting short sales and hedging transactions
• No tax gross-ups (except in grandfathered contracts for Mr. Storch and Mr. Romenesko)
• Clawback of incentive compensation in the event of a financial restatement

Corporate Governance:	The Company believes that good corporate governance is an essential part of its corporate culture. The Company's Board of Directors oversees the Chief Executive Officer and the management team in the development and implementation of corporate governance practices designed to enhance the competitive standing, financial success, and long-term stockholder value of the Company.
The following table provides a snapshot of the Company's key corporate governance practices:

Corporate Governance Information	As of August 31, 2012
Size of Board	11
Number of Independent Directors	9
Average Age of Directors	64
Average Tenure of Directors	9 years
Director Retirement Age	72
Board Diversity	Yes
Acting Lead Independent Director	Yes
Stock Ownership and Retention Guidelines	Yes
Annual Stock Grant to Non-Employee Directors	Yes
Independent Directors — Executive Sessions	Yes
Independent Compensation Consultant	Yes
Annual Board and Committee Self-Evaluations	Yes
Code of Business Ethics and Conduct	Yes
Ethics Hotline Policy	Yes
Related Person Transaction Policy	Yes
Disclosure Committee for Financial Reporting	Yes
Annual Advisory Approval of Executive Compensation	Yes

One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191

We will hold our 2012 annual meeting of stockholders on Wednesday, October 10, 2012, at 9:00 a.m., Chicago time, at AAR CORP.'s corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. We cordially invite you to attend the annual meeting and ask that you vote on the proposals described in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving the proxy materials?

Our Board of Directors is providing these proxy materials to you, beginning on or about August 31, 2012, in connection with its solicitation of proxies for use at the Company's 2012 annual meeting of stockholders.

What information is contained in the proxy materials?

The proxy materials contain information about the proposals to be voted on at the annual meeting, the compensation of our directors and most highly paid executive officers, corporate governance and other information about the Company.

How do I access the proxy materials electronically?

Again this year we are pleased to be distributing our proxy materials via the Internet under the "notice and access" approach permitted by the rules of the Securities and Exchange Commission ("SEC"). This approach reduces the cost and environmental impact of printing and distributing the proxy materials for our annual meeting.

We mailed a "Notice of Internet Availability of Proxy Materials" to all of our stockholders on or about August 31, 2012 so that you can choose to receive your proxy materials and vote your shares over the Internet. The Notice provides you with instructions on how to:

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  Access and review our proxy materials over the Internet;

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  Submit your vote over the Internet; and

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  Request and receive printed proxy materials.

This proxy statement and our annual report to stockholders for the fiscal year ended May 31, 2012 (referred to in this proxy statement as "Fiscal 2012") may be viewed online at www.proxyvote.com.

 What proposals are stockholders voting on at the annual meeting?

Stockholders will vote on three proposals at the annual meeting:

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  Proposal 1 — The election of Anthony K. Anderson, Michael R. Boyce, and David P. Storch as Class I directors to serve until the 2015 annual meeting of stockholders;

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  Proposal 2 — An advisory resolution to approve executive compensation; and

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  Proposal 3 — The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2013 (referred to in this proxy statement as "Fiscal 2013").

Who is entitled to vote?

You are entitled to vote your shares if you were an AAR CORP. stockholder at the close of business on August 20, 2012. This date is referred to in this proxy statement as the "record date."

Stockholder of Record.    If you were a "stockholder of record" at the close of business on the record date, you may vote your shares at the annual meeting. You are a "stockholder of record" if your shares are registered in your name with the Company's transfer agent.

Beneficial Owner.    If you were a "beneficial owner" of shares at the close of business on the record date, you must give voting instructions to your broker, bank or other intermediary who is the "nominee" holder of your shares. You are a "beneficial owner" of shares if your shares are held in a stock brokerage account or by a bank, or other nominee. The Company has directed brokers, banks and other nominees to obtain voting instructions from their beneficial owners. Proxies submitted by nominees on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the beneficial owners. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares held in street name.

A list of stockholders of record entitled to vote will be available at the Company's corporate headquarters for 10 days prior to the meeting and at the meeting location during the meeting.

On the record date, 39,940,227 shares of common stock of the Company were outstanding. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the annual meeting.

How do stockholders vote by proxy or in person?

Stockholders of record at the close of business on the record date may vote on the matters that are before the annual meeting by proxy by completing, signing, dating and returning the enclosed proxy card, by voting by telephone or over the Internet, or by attending the annual meeting and voting in person.

How do stockholders vote by telephone or over the Internet?

Specific instructions for using the telephone and Internet voting methods are set forth on the proxy card. These instructions are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded. You may vote by telephone or over the Internet 24 hours a day, seven days a week, until 10:59 p.m. (Chicago time) on the day prior to the annual meeting. If you vote by telephone or over the Internet, please do not return your proxy card.

How do stockholders revoke a proxy?

You may revoke your proxy (e.g., to change your vote) at any time before it is exercised by:

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  Sending a written notice of revocation to the Secretary of the Company at the Company's address listed on the first page of this proxy statement;

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  Submitting another proxy by telephone or over the Internet;

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  Delivering a later dated, signed proxy; or

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  Voting in person at the annual meeting.

How will the proxy holders vote the shares?

The proxy holders will vote shares in accordance with instructions on the proxy card. If no instructions are given, the proxy holders will vote the shares as follows:

  •
  FOR the election of three Class I director nominees;

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  FOR the advisory resolution on executive compensation; and

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  FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for Fiscal 2013.

If any other matter properly comes before the annual meeting, the proxy holders will use their judgment to vote in a manner consistent with the best interest of stockholders. If any director nominee becomes unavailable for election for any reason prior to the annual meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

What are the quorum and vote requirements?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if a majority of the outstanding shares of common stock entitled to vote at the meeting is present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining whether there is a quorum. A "broker non-vote" will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Please note that brokers will have discretionary authority to vote your shares on the ratification of KPMG; however, brokers may not vote your shares on the election of directors or the advisory resolution on executive compensation without your specific instructions. Please return your proxy card or vote by telephone or over the Internet so that your vote can be counted.

Inspectors of election appointed for the annual meeting will tabulate all votes cast in person or by proxy at the annual meeting. In the event a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

The following table indicates the vote required for approval of each matter to be presented to the stockholders at the annual meeting and the effect of "withhold" votes, abstentions, and broker non-votes.

Proposal	Required Vote	Effect of "Withhold" Votes, Abstentions and Broker Non-Votes
Proposal 1 — Election of Class I Directors	Affirmative vote of a plurality of the shares of common stock present and entitled to vote (the three nominees who receive the greatest number of votes will be elected directors of the Company).	"Withhold" votes and broker non-votes will have no effect on the voting for the election of directors.
Proposal 2 — Advisory Resolution on Executive Compensation	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	Abstentions will have the effect of a vote "against" and broker non-votes will have no effect on the voting for this matter.
Proposal 3 — Ratification of the Appointment of KPMG LLP	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	Abstentions will have the effect of a vote "against" and broker non-votes will have no effect on the voting for this matter.

Who is the Company's proxy solicitor?

The Company has engaged D. F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist the Company in soliciting proxies at a total estimated cost of $11,500, plus reasonable out-of-pocket expenses. The cost of soliciting proxies will be paid by the Company. D. F. King & Co., Inc. may solicit proxies by mail, telephone, facsimile, e-mail, or in person. Certain officers, directors and employees of the Company may also solicit proxies for no additional compensation.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall consist of between three and 15 directors, with the exact number of directors to be set from time to time by the Board. The number of directors is currently set at 11. The members of the Board are divided into three classes, each having a three-year term that expires in successive years: Class I (three directors), Class II (four directors), and Class III (four directors). James Brocksmith, Jr., a director of the Company since 2001, is retiring from the Board on October 10, 2012 and will not stand for reelection as a director at the annual meeting.

The Board of Directors has nominated three individuals to be elected as Class I directors at the annual meeting, each to serve a three-year term expiring at the 2015 annual meeting or until the individual is succeeded by another qualified director who has been duly elected. The nominees for director in Class I at the annual meeting are Anthony K. Anderson, Michael R. Boyce, and David P. Storch. Mr. Anderson is proposed to fill the director vacancy created by the upcoming retirement of Mr. Brocksmith.

Each nominee other than Mr. Anderson is currently serving as a director of the Company. Each nominee other than Mr. Storch has been determined by the Board to be "independent" within the meaning of the rules of the New York Stock Exchange ("NYSE") and the Securities and Exchange Commission ("SEC").

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES.

 Information about Our Director Nominees and Our Continuing Directors

Information about the director nominees and continuing directors whose terms expire in future years is set forth below:

Director Since
DIRECTOR NOMINEES:
Class I Directors whose terms expire at the 2012 annual meeting:
ANTHONY K. ANDERSON, 56: Since April 2012, an independent business consultant. From 2006 to April 2012, Vice Chairperson and Managing Partner of Midwest Area at Ernst & Young LLP (a global accounting firm). Prior thereto, served in various management positions during a 35-year career with Ernst & Young LLP.	—

Director Qualifications: The Board of Directors concluded that Mr. Anderson should serve as a director of the Company based on his 35 years working with a global accounting firm, his accounting and financial knowledge, his leadership in developing talent management programs for professional staff, and his professional, civic and charitable service, including as a director of numerous not-for-profit organizations.

Director Since
MICHAEL R. BOYCE, 64: Since 2005, Chairman and Chief Executive Officer of PQ Corporation (a specialty chemicals and catalyst company). Since 1998, Chairman and Chief Executive Officer of The Peak Group (an operating and acquisition company). From 1990 to 1998, President and Chief Operating Officer of Harris Chemical Group, Inc. (a chemicals company).	2005
Current public company directorship: Stepan Company.

Director Qualifications: The Board of Directors concluded that Mr. Boyce should serve as a director of the Company based on his experience as Chairman and Chief Executive Officer of two leading global organizations, his insight into global manufacturing, supply and distribution practices and his international business development skills.

DAVID P. STORCH, 59: Since 2007, Chairman of the Board and Chief Executive Officer of AAR CORP. From 2005 to 2007, Chairman of the Board, President and Chief Executive Officer of AAR CORP. From 1996 to 2005, President and Chief Executive Officer of AAR CORP. From 1989 to 1996, President and Chief Operating Officer of AAR CORP. From 1988 to 1989, Vice President of AAR CORP.	1989
Current public company directorships: KapStone Paper and Packaging Corp. and Kemper Corporation.

Director Qualifications: The Board of Directors concluded that Mr. Storch should serve as a director of the Company based on his current position as Chairman and Chief Executive Officer of the Company, his leadership and management skills, his understanding of the Company's businesses gained during his 34-year career with the Company, his knowledge of the commercial aviation and government and defense services markets, and his leadership role in transforming the Company into a leading international provider of products and services to the commercial aviation and government and defense services markets.

Director Since
CONTINUING DIRECTORS:
Class II Directors whose terms expire at the 2013 annual meeting:
NORMAN R. BOBINS, 69: Since 2008, Non-Executive Chairman of The PrivateBank and Trust Company - Chicago (a financial services company). From May 2007 until October 2007, Chairman of the Board of LaSalle Bank Corporation. From 2002 to 2007, President and Chief Executive Officer of LaSalle Bank Corporation. From 2006 to 2007, President and Chief Executive Officer of ABN AMRO North America. From 2002 to 2007, Senior Executive Vice President at ABN AMRO Bank N.V., the Dutch parent of LaSalle Bank Corporation.	2007
Current public company directorships: AGL Resources Inc., The PrivateBancorp, Inc. and SIMS Metal Management Limited

Director Qualifications: The Board of Directors concluded that Mr. Bobins should serve as a director of the Company based on his 43 years of banking experience, his financial and accounting knowledge, his service as a director of other public companies, and his civic involvement as a director of various not-for-profit organizations.

JAMES E. GOODWIN, 68: Since 2009, Chairman of Federal Signal Corporation (a safety and security products manufacturer). From 2007 to 2008, Interim President and Chief Executive Officer of Federal Signal Corporation. From 2001 to 2007, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Airlines, Inc., from which he retired after 34 years. From 1998 to 1999, President and Chief Operating Officer of United Airlines, Inc. From 1992 to 1998, Senior Vice President of United Airlines, Inc.	2002
Current public company directorships: Federal Signal Corporation and John Bean Technologies Corporation.
Other public company directorship held in the past five years: First Chicago Bancorp.

Director Qualifications: The Board of Directors concluded that Mr. Goodwin should serve as a director of the Company based on his airline industry experience and expertise, including his leadership positions at UAL, Inc. and United Airlines, Inc., his management experience and his financial expertise, as well as his global consulting experience and his service as a director of other public companies.

Director Since
TIMOTHY J. ROMENESKO, 55: Since 2007, President and Chief Operating Officer of AAR CORP. From 1994 to 2007, Vice President, Chief Financial Officer and Treasurer of AAR CORP. From 1991 to 1994, Corporate Controller of AAR CORP.	2007

Director Qualifications: The Board of Directors concluded that Mr. Romenesko should serve as a director of the Company based on his current leadership position as President and Chief Operating Officer of the Company, his experience in various accounting and financial capacities during his 30-year career with the Company and his knowledge of the Company's commercial aviation and government and defense services markets.

MARC J. WALFISH, 60: Founding Partner of Merit Capital Partners (a mezzanine investor company) since 2003. From 1991 to 2003, partner at William Blair Mezzanine Capital Partners. From 1978 to 1991, various positions at Prudential Capital Corporation, most recently as Senior Vice President.	2003

Director Qualifications: The Board of Directors concluded that Mr. Walfish should serve as a director of the Company based on his experience in the finance industry, including as a founding partner of Merit Capital Partners, a mezzanine investor company, his knowledge of the capital markets and his expertise in corporate finance, strategic planning and risk management.

Class III Directors whose terms expire at the 2014 annual meeting:
RONALD R. FOGLEMAN, 70: Since 1997, President and Chief Operating Officer of B Bar J Cattle & Consulting Company (a consulting company). From 1994 to 1997, General, Chief of Staff of the United States Air Force, Washington, D.C.	2001
Current public company directorship: Alliant Techsystems, Inc. (ATK)
Other public company directorship held in the past five years: World Air Holdings, Inc.

Director Qualifications: The Board of Directors concluded that General Fogleman should serve as a director of the Company based on his leadership skills and record of accomplishment during a 34-year career with the United States Air Force, his business experience and business relationships gained through his senior management positions at two consulting organizations, his understanding of the government defense and services markets and his service as a director of other public companies.

PATRICK J. KELLY, 57: Since 1986, Managing Director of KMK & Associates, LLC (a private equity firm with interests in companies operating in the food, distribution, technology, financial services, real estate and energy industries).	2006

Director Qualifications: The Board of Directors concluded that Mr. Kelly should serve as a director of the Company based on his leadership and operational experience at various businesses, his background as a long-term chief executive officer and his business expertise gained through his experience at a private equity firm with a diversified portfolio of operating companies.

Director Since
PETER PACE, 66: General, U.S. Marine Corps (Retired). From 2005 to 2007, Chairman of the Joint Chiefs of Staff.	2012
Current public company directorship: Pike Electric Corporation, Inc.

Director Qualifications: The Board of Directors concluded that General Pace should serve as a director of the Company based on his leadership and management skills and experience from over 40 years of service with the United States Marine Corps, culminating in his appointment as the sixteenth Chairman of the Joint Chiefs of Staff (the most senior position in the United States Armed Forces), where he served from 2005 to 2007 as the principal military adviser to the President, the Secretary of Defense, the National Security Council and the Homeland Security Council.

RONALD B. WOODARD, 69: Since 2003, Chairman of MagnaDrive, Inc. (an industrial torque transfer equipment company, which he co-founded following his retirement from The Boeing Company after 32 years). From 1995 to 1998, President of the Boeing Commercial Airplane Group. From 1991 to 1994, Vice President and General Manager of the Renton Division of Boeing Commercial Aircraft. From 1987 to 1991, President of deHavilland Aircraft. Prior to that, Vice President and General Manager of the Materiel Division of Boeing Commercial Aircraft, and various other management positions.	2004
Current public company directorship: Coinstar, Inc.
Other public company directorship held in the past five years: Continental Airlines, Inc.

Director Qualifications: The Board of Directors concluded that Mr. Woodard should serve as a director of the Company based on his original equipment manufacturing experience while at The Boeing Company, his knowledge of the commercial aviation industry and his experience as a director of other public companies, including Continental Airlines,  Inc.

 PROPOSAL 2 — ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve the following advisory resolution on the compensation awarded to our five named executive officers for Fiscal 2012, as disclosed in this proxy statement:

  "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers for Fiscal 2012, as reported in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

Our Board of Directors recommends a vote "FOR" this advisory resolution for the following principal reasons:

  •
  Our compensation policies and practices have proven effective over time in achieving the Company's compensation goals of attracting, retaining, motivating and rewarding executives of the Company and aligning their interests with the interests of the Company's stockholders; and

  •
  The Company has in place a performance-based compensation system that links executive pay to the performance of the Company. In Fiscal 2012, variable performance-based compensation — meaning annual cash incentives, performance-based restricted stock and stock options — represented a significant percentage of each named executive officer's total compensation.

Our Board of Directors determined that the advisory resolution, commonly known as a "say on pay" proposal, should be voted on annually by our stockholders given the importance of the Company's executive compensation program. While the advisory resolution is not binding on the Board of Directors, the Board will review and consider the results of the "say on pay" vote, the opinions of our stockholders, and other relevant factors in making future decisions regarding the Company's executive compensation program.

We encourage our stockholders to read the "Compensation Discussion and Analysis" and the "Summary Compensation Table" and other related compensation tables and narrative located elsewhere of this proxy statement. These sections describe our executive compensation policies and practices and provide detailed information about the compensation of our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

 PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP  AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's independent registered public accounting firm reports to, and is engaged at the direction of, the Audit Committee of the Company's Board of Directors.

The Audit Committee appointed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for Fiscal 2013, after consideration and determination of KPMG's independence in light of all services rendered to the Company and its performance as the Company's independent registered public accounting firm. The Board of Directors asks that stockholders ratify the appointment of KPMG as the Company's independent registered public accounting firm for Fiscal 2013. Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if they so desire and to respond to appropriate questions of stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal 2012 and Fiscal 2011 for audit, audit-related, tax, and other services provided by the Company's independent registered public accounting firm.

Description of Fees	Fiscal 2012 ($)	Fiscal 2011 ($)
Audit Fees	1,745,635	1,275,000
Audit-Related Fees[1]	221,781	63,386
Tax Fees[2]	298,776	335,536
All Other Fees	0	0
1
Audit-related fees in Fiscal 2012 were for a comfort letter, due diligence, technical research on convertible debt accounting and statutory audits of foreign subsidiaries. Fiscal 2011 audit-related fees were for a comfort letter and statutory audits of foreign subsidiaries.

2
Tax fees include domestic and foreign income tax return reviews.

Audit Committee pre-approval is required for any audit, audit-related, tax or other services to be provided by the independent registered public accounting firm.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013.

 Audit Committee Report for Fiscal 2012

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Company's management is primarily responsible for the Company's financial statements and the quality and integrity of the reporting process and systems of internal control. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and the effectiveness of internal controls over financial reporting and for expressing opinions thereon.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended May 31, 2012 with the Company's management and representatives of the Company's independent registered public accounting firm, including a discussion of the reasonableness of significant judgments and accounting estimates, and clarity of disclosures in the financial statements. The Audit Committee also reviewed with management and the independent registered public accounting firm the preparation of the financial statements and related disclosures contained in the Company's earnings announcements and quarterly reports. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with United States generally accepted accounting principles ("GAAP"), and the independent registered public accounting firm has expressed an opinion based on their audit that the financial statements are in conformance with GAAP in all material respects. The Audit Committee is not responsible for planning or conducting audits, or the determination that the Company's financial statements are complete and accurate and in accordance with GAAP. That is the responsibility of management and the independent registered public accounting firm.

The Audit Committee reviewed and discussed with the independent registered public accounting firm and management the overall scope and plans for the audit, the quality, adequacy and assessment of the effectiveness of internal controls over financial reporting, and the Internal Audit Department's management, organization, responsibilities, budget and staffing. The Audit Committee also met with the independent registered public accounting firm representatives without management present and discussed the results of their audits, their evaluation of the Company's internal controls over financial reporting, disclosure controls and the overall quality (not just acceptability) of the Company's accounting policies and financial reporting.

The Audit Committee also discussed with the representatives of the independent registered public accounting firm (i) the matters required to be discussed by the Statement on Auditing Standards, No. 114, "The Auditor's Communication With Those Charged With Governance," and (ii) the independent registered public accounting firm's independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by the independent registered public accounting firm and required by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee determined that the non-audit services provided to the Company by the independent registered public accounting firm are compatible with maintaining the independent registered public accounting firm's independence.

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2012 for filing with the SEC.

The Audit Committee also reviewed and assessed the adequacy of the Audit Committee charter and conducted an Audit Committee self-assessment in which it concluded that the Committee operates effectively and successfully carried out all of its charter responsibilities.

Respectfully submitted,

Audit Committee

  James E. Goodwin, Chairman
  Norman R. Bobins
  James G. Brocksmith, Jr.
  Patrick J. Kelly
  Marc J. Walfish
  Ronald B. Woodard

CORPORATE GOVERNANCE

General

The Company is committed to good corporate governance. We regularly review our policies and procedures, giving due consideration to current developments and "best practices." We believe that we comply with all applicable SEC and NYSE rules and regulations and have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.

Copies of the following corporate governance documents are available on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance":

  •
  Corporate Governance Guidelines

  •
  Categorical Standards for Determining Director Independence

  •
  Code of Business Ethics and Conduct

  •
  Audit Committee Charter

  •
  Compensation Committee Charter

  •
  Nominating and Governance Committee Charter

  •
  Executive Committee Charter

These corporate governance documents are also available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Company maintains an Ethics Hotline through an independent third-party provider to receive confidential complaints, information, suggestions or recommendations concerning the Company, its officers, directors, employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The Ethics Hotline is toll-free and permits callers to identify themselves or remain anonymous at their election.

Director Nominations and Qualifications

The Board of Directors, acting through its Nominating and Governance Committee, is responsible for identifying, evaluating and recommending candidates for director. The Nominating and Governance Committee obtains recommendations from management, other directors, business and community leaders, and stockholders, and may retain the services of a consultant to assist in identifying candidates. The Nominating and Governance Committee considers all director candidates in the same manner, including director candidates recommended by stockholders, regardless of the source of the recommendation. In its evaluation of director candidates, the Nominating and Governance Committee considers the factors specified in the Company's Corporate Governance Guidelines, including:

  •
  Professional background and relevant business and industry experience;

  •
  Current employment, leadership experience and other board service;

  •
  Demonstrated business acumen or special technical skills or expertise (e.g., audit, financial, legal or aviation/aerospace), particularly in areas where the Board currently lacks specific skills;

  •
  A commitment to enhancing stockholder value and serving the interests of all stockholders;

  •
  Independence (including within the meaning of the applicable NYSE rules) and freedom from any conflicts of interest that would interfere with a director's ability to discharge his duties;

  •
  Willingness and ability to make the commitment of time and attention necessary for effective Board service; and

  •
  A high level of integrity and professional and personal ethics and values consistent with those of the Company.

The Nominating and Governance Committee considers the racial, ethnic and gender diversity of the Board and director candidates, as well as the diversity of their knowledge, skills, experience, background and perspective, to assure that the Company maintains the benefit of a diverse, balanced and effective Board. In Fiscal 2011, the Board engaged an independent executive search firm to consider Board diversity and to provide information on the identification and recruitment of women and minority Board candidates. The Board expressed its view that Board diversity is a key priority for the Company, to be addressed no later than the next director vacancy. With Mr. Brocksmith's upcoming retirement at the 2012 annual meeting of stockholders, the Board acted on this priority to embrace racial diversity by recommending that the stockholders fill this director vacancy by electing Anthony K. Anderson to the Board.

A full list of the qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance" and is available in print to any stockholder upon written request to the Secretary of the Company at the address listed on the first page of this proxy statement. The Nominating and Governance Committee regularly reviews these qualifications and the performance of individual directors and the Board as a whole.

Following its evaluation of director candidates, the Nominating and Governance Committee recommends its director nominees to the Board of Directors. Based on its review and consideration of the Committee's recommendation, the Board makes the final determination of director nominees to be elected by the Company's stockholders.

Stockholders may submit a proposed nomination to the Nominating and Governance Committee for consideration with respect to the 2013 annual meeting of stockholders by writing to the Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. To be considered, proposed nominations must be received by the Secretary of the Company no later than April 13, 2013, must state the reasons for the proposed nomination and contain the information required under the Company's By-Laws, including the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations, information as to stock ownership, other arrangements regarding the common stock, and any other qualifications. Proposed nominations must also include a statement indicating that the proposed nominees have consented to being named in the proxy statement and to serve if elected.

 Director Independence

A majority of the members of the Board of Directors must be independent directors under the Company's Corporate Governance Guidelines and applicable SEC and NYSE rules. The Nominating and Governance Committee and the Board of Directors review each director annually and make a determination concerning independence after consideration of all known facts and circumstances. The Board has established categorical standards to assist it in determining director independence. The Company's "Categorical Standards for Determining Director Independence" include all of the elements of the applicable SEC and NYSE rules with respect to director independence, as well as those of the Company, and are attached as Appendix A to this proxy statement. Based on these categorical standards, its review of all relevant facts and information available, and the recommendations of the Nominating and Governance Committee, the Board, at its meeting in July 2012, affirmatively determined that no director has a material relationship with the Company that would impair the director's ability to exercise independent judgment and, accordingly, that each director is an independent director, except for David P. Storch, due to his status as Chairman of the Board and Chief Executive Officer of the Company, and Timothy J. Romenesko, due to his status as President and Chief Operating Officer of the Company. Under the NYSE rules, a director employed by the Company is not an independent director by definition.

Board Leadership Structure

The Board of Directors determines the leadership structure for the Board and the Company in a manner that it believes best serves the interests of the Company's stockholders. The Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer. Currently, the Company's Chief Executive Officer, David P. Storch, is also Chairman of the Board. The Board believes a combined Chairman and Chief Executive Officer is the most effective and appropriate leadership structure for the Board and the Company at this time for the following principal reasons:

  •
  Mr. Storch is the second Chairman and Chief Executive Officer in the Company's 61-year history. This stability at the most senior executive position within the Company has had a strong and positive impact on the Company's culture and contributed to the Company's ability to respond to business cycles in the commercial aviation and government and defense services markets.

  •
  Mr. Storch has served the Company in senior management positions for over 22 years (beginning in 1989 as President and Chief Operating Officer of the Company, his assumption of the Chief Executive Officer title in 1996 and his assumption of the Chairman of the Board title in 2005). Prior to becoming President, Mr. Storch started and grew our engine business into the Company's then largest subsidiary.

  •
  Mr. Storch's combination of expertise and experience provides the Company with a unique skill-set, including: his knowledge of the commercial aviation and government and defense services markets; his shaping of the Company's culture; his understanding of the Company's businesses, employees and customers; and his leadership role in the Company's transformation from a supplier of aircraft parts and aftermarket services for commercial airlines into a leading international provider of products and services to the commercial aviation and government and defense services markets. Under Mr. Storch's leadership, the Company has received numerous industry awards, including recognition in

    2012 as "Parts Supplier of the Year" and "One of the World's Top 5 MROs" by Airline Economics magazine based on a vote of more than 11,000 senior-level aviation and investment executives, and "Best Airframe MRO Provider in the Americas" by Aircraft Engineering, Technology and Maintenance magazine in a vote of industry professionals.

  •
  The Board of Directors, particularly the non-management directors, provides substantial independent oversight of the conduct of the Company's business. The Company does not have a lead director in title, but the Chairman of the Nominating and Governance Committee (currently, Ronald R. Fogleman) acts in that capacity and chairs all executive sessions of the non-management directors. The non-management directors meet regularly in executive sessions, including at every regularly scheduled Board meeting, after which the Chairman of the Nominating and Governance Committee briefs Mr. Storch, as appropriate.

  •
  The Board of Directors conducts an annual evaluation of the Chairman and Chief Executive Officer that focuses on Mr. Storch's performance in carrying out the responsibilities of the two positions. In Fiscal 2012, the Board concluded at his evaluation that Mr. Storch's performance as Chairman and Chief Executive Officer of the Company was exemplary and that the combined position continues to serve the best interests of the Company's stockholders.

Risk Management Oversight

The Board of Directors, directly and through its committees, is responsible for overseeing management's process for assessing and managing the Company's exposure to risks. In that role, the Board regularly reviews and responds to management's business strategies and initiatives, the Company's quarterly and annual financial results, and information relating to the Company's competitive position, customer base, and capital and liquidity position. The Board holds an annual strategy session with senior management devoted entirely to a review and consideration of the Company's businesses, markets, customers, competitors, and strategic initiatives and direction. This meeting includes an assessment of the key challenges and risks of the Company's businesses, and the opportunities for addressing and responding to these challenges and risks.

The Audit Committee, on behalf of the Board, oversees the enterprise risk management committee, which is composed of Company employees and is responsible for identifying the principal risks to the Company, developing and implementing risk mitigation strategies and reporting to the Audit Committee. The enterprise risk management committee meets regularly with the Audit Committee to review and discuss the Company's principal risks and outline its risk mitigation approach for addressing these risks. The Audit Committee reports to the Board on risks relating to accounting, financial reporting and legal compliance, risks identified by the Company's internal and external auditors, and matters raised through the Company's Ethics Hotline. The Compensation Committee oversees and reports to the Board on the Company's incentive compensation programs to assure that they are appropriately structured to incentivize officers and key employees while assuring appropriate risk. The Nominating and Governance Committee oversees and reports to the Board on corporate governance risks, including director independence and related party transactions.

The Board and its committees receive information from and have regular access to the individual members of management responsible for managing risk, including the Company's Chief Executive Officer, President, Chief Financial Officer, Group Vice Presidents, Controller,

General Counsel and Internal Auditor. The directors also meet each quarter with a broader group of the Company's employees at regularly scheduled Board dinners as an informal way of learning more about the Company's businesses and its employees.

Executive Sessions

Independent directors of the Board meet in executive session without management as part of each regular Board meeting and otherwise when circumstances make it advisable or necessary. The Chairman of the Nominating and Governance Committee presides at the executive sessions of independent directors.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the Chairman of the Board, independent directors as a group, or any individual director or Committee Chairman by mail addressed to:

  AAR CORP.
  Attention: Independent Directors (or the name of the individual director)
  c/o Corporate Secretary
  One AAR Place
  1100 North Wood Dale Road
  Wood Dale, Illinois 60191

The independent members of the Board of Directors have approved procedures for the processing, review and disposition of all communications sent by stockholders or other interested parties to the Board of Directors.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines to codify long-standing policies and procedures and to demonstrate its commitment to corporate governance best practices. These Guidelines, under the administration of the Nominating and Governance Committee of the Board of Directors, address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management evaluation and succession, and the annual performance evaluation of the Board of Directors. These Guidelines are reviewed and approved annually by the Nominating and Governance Committee and the Board of Directors.

Code of Business Ethics and Conduct

The Company's Code of Business Ethics and Conduct adopted by the Board of Directors applies to all directors, officers, and employees, including the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, and the Chief Accounting Officer and Controller. The purpose of the Code of Business Ethics and Conduct is to promote the highest ethical standards in the Company's business practices and procedures, including the ethical handling of actual or apparent conflicts of interest; full, fair and timely disclosure; and compliance with applicable laws and governmental rules and regulations. Employees are encouraged to report to the Company any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. We will post any amendments to the Code of Business Ethics and Conduct and any waivers from the Code granted by the Board to directors or executive officers on the Company's website, as required under SEC rules.

The Board reviewed and revised the Code of Business Ethics and Conduct in Fiscal 2012 to ensure that it reflects evolving best practices.

Related Person Transaction Policy

The purpose of the Related Person Transaction Policy, as adopted by the Board of Directors, is to provide for the identification, review, and consideration of transactions between the Company or its subsidiaries and any related persons. "Related persons" means: the Company's directors; director nominees; executive officers; greater than five percent beneficial owners of the Company's voting securities; members of their immediate families; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, a principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Under the Policy, any related person transaction involving amounts in excess of $120,000, must be reviewed, considered, and approved by the Board of Directors directly or through the Nominating and Governance Committee. Review of a proposed related person transaction takes into consideration the purpose of, and the potential benefits to the Company from, the related person transaction, and the impact of the related person transaction on a director's independence in the event that the related person is a director or an immediate family member of a director. No member of the Board or the Nominating and Governance Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Policy provides that the Company may undertake certain pre-approved related person transactions (e.g., transactions in which the related person's interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction) without further specific review, consideration and approval.

The Company has a Founder's Agreement dated October 19, 2010 with Ira A. Eichner, the Founder and former Chairman of the Board of the Company. The Founder's Agreement recognizes Mr. Eichner's extraordinary contributions to the Company for over 55 years and the value to the Company of an ongoing relationship with Mr. Eichner. Under the Founder's Agreement, upon request of the Company and subject to his availability, Mr. Eichner serves as an ambassador for the Company and provides consulting services on operational and strategic issues. Mr. Eichner receives a quarterly retainer of $25,000 and is reimbursed for business expenses incurred in service to the Company. Mr. Eichner also participates in the Company's Non-Employee Directors' Retirement Plan until December 1, 2015 (see "— Director Compensation Table," footnote 5). Mr. Eichner is Mr. Storch's father-in-law.

 Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Committee. The following table shows the current members of each committee:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Norman R. Bobins	X	X
Michael R. Boyce		X	X
James G. Brocksmith, Jr.*	X	X
Ronald R. Fogleman		X	Chair
James E. Goodwin	Chair		X	X
Patrick J. Kelly	X		X
Peter Pace		X	X
Timothy J. Romenesko
David P. Storch				Chair
Marc J. Walfish	X		X	X
Ronald B. Woodard	X	Chair
*
Mr. Brocksmith will continue to serve on the Audit Committee and the Compensation Committee until his retirement from the Board on October 10, 2012.

Audit Committee

The Audit Committee is comprised entirely of independent directors qualified to serve on the Audit Committee under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are James E. Goodwin (Chairman), Norman R. Bobins, James G. Brocksmith, Jr., Patrick J. Kelly, Marc J. Walfish, and Ronald B. Woodard. The Board of Directors has determined that each Audit Committee member is an "audit committee financial expert" within the meaning of applicable SEC rules.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Audit Committee and the Board of Directors at their July 2012 meetings. The full text of the Audit Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Audit Committee is primarily concerned with the integrity of the Company's financial statements, compliance with legal and regulatory requirements and the performance of the Company's internal audit function and independent registered public accounting firm. The Audit Committee performs the specific functions described in its charter, including:

  •
  Approves and engages the independent registered public accounting firm that audits the Company's consolidated financial statements;

  •
  Pre-approves all non-audit and audit-related services furnished by the independent registered public accounting firm;

  •
  Maintains communication between the Board and the independent registered public accounting firm;

  •
  Monitors the qualifications, independence and performance of the independent registered public accounting firm;

  •
  Oversees and reviews the Company's financial reporting processes and practices;

  •
  Oversees and reviews the quality and adequacy of internal controls over financial reporting, disclosure controls and the organization and performance of the Company's internal audit department;

  •
  Reviews the scope and results of audits;

  •
  Oversees the Company's enterprise risk management committee; and

  •
  Meets with the independent registered public accounting firm representatives and internal audit department representatives without members of management present.

The Audit Committee held nine meetings during Fiscal 2012. The Audit Committee Report for Fiscal 2012 appears on page 12.

Compensation Committee

The Compensation Committee is comprised entirely of independent directors as defined under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are Ronald B. Woodard (Chairman), Norman R. Bobins, Michael R. Boyce, James G. Brocksmith, Jr., Ronald R. Fogleman, and Peter Pace.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Compensation Committee and the Board of Directors at their July 2012 meetings. The full text of the Compensation Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Compensation Committee is primarily concerned with establishing, reviewing and approving Chief Executive Officer compensation, reviewing and approving other senior executive compensation and overseeing the AAR CORP. Stock Benefit Plan and any other compensation and employee benefit plans. The Compensation Committee performs the specific functions described in its charter, including:

  •
  Reviews and approves compensation policies and practices for all elected corporate officers, including named executive officers;

  •
  Sets the compensation of the Chief Executive Officer and, together with the full Board, evaluates the Chief Executive Officer's performance;

  •
  Administers the Company's annual cash incentive and long-term stock incentive programs for officers, the AAR CORP. Stock Benefit Plan, and the AAR CORP. Section 162(m) Incentive Goal Program;

  •
  Recommends director compensation and benefits to the Board for approval; and

  •
  Oversees administration of certain other employee benefit, director deferred compensation, savings and retirement plans.

The Compensation Committee held five meetings during Fiscal 2012. The Compensation Committee Report on Executive Compensation for Fiscal 2012 appears on page 45.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised entirely of independent directors as defined under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are Ronald R. Fogleman (Chairman), Michael R. Boyce, James E. Goodwin, Patrick J. Kelly, Peter Pace, and Marc J. Walfish.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Nominating and Governance Committee and the Board of Directors at their July 2012 meetings. The full text of the Nominating and Governance Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Nominating and Governance Committee is responsible for both nominating and governance matters as described in its charter. The Nominating and Governance Committee performs the specific functions described in its charter, including:

  •
  Oversees the composition, structure and evaluation of the Board and its committees;

  •
  Reviews, considers, and acts upon related person transactions;

  •
  Develops and recommends Corporate Governance Guidelines for Board approval; and

  •
  Monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees.

The Nominating and Governance Committee held two meetings during Fiscal 2012.

Executive Committee

The Executive Committee is comprised of David P. Storch (Chairman), James E. Goodwin, and Marc J. Walfish. Mr. Goodwin and Mr. Walfish are each independent directors as defined by applicable NYSE rules and the Company's Categorical Standards for Determining Director Independence.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Executive Committee and the Board of Directors at their July 2012 meetings. The full text of the Executive Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Executive Committee is authorized to meet between meetings of the Board of Directors and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee's charter, the Board, applicable law and the Company's By-Laws.

The Executive Committee held two meetings during Fiscal 2012.

Board Meetings and Attendance

During Fiscal 2012, the Board held five meetings and acted by unanimous written consent on two occasions. All persons who were directors during Fiscal 2012 attended at least 75% of the Board meetings and meetings of Board committees on which they served.

The Company's Corporate Governance Guidelines provide that directors are expected to attend all stockholder meetings. All the members of the Company's Board of Directors attended the Company's 2012 annual meeting of stockholders.

Director Compensation

The Board believes that compensation for any director who is not an officer or employee of the Company or any subsidiary (a "Non-Employee Director") should be a mix of cash and equity compensation. Director compensation and benefits are recommended to the Board of Directors from time to time by the Compensation Committee for Board approval. Directors who are officers or employees of the Company or any subsidiary receive no additional compensation for service on the Board or any of its committees.

The following table identifies the elements of director compensation in effect during Fiscal 2012:

Compensation Element	Fiscal 2012 Non-Employee Director Compensation Program
Annual Retainer	$50,000
Committee Chair Annual Retainer	$10,000
Board and Committee Meeting Fees	$2,500 ($1,250 for telephone meetings)
Annual Stock Grant	5,000 shares of common stock (vesting after one year)

Annual retainer fees are paid quarterly, Committee Chairman retainer fees are paid annually in September, and meeting fees are paid promptly following each meeting attended. The annual stock grant was approved at the Board's April 2012 meeting with an effective date of June 1, 2012. Each Non-Employee Director may elect to defer receipt of the retainers and meeting fees pursuant to the Company's Non-Employee Directors' Deferred Compensation Plan (the "Director Plan"). Under the Director Plan, deferred retainer fees are converted into stock units equivalent to shares of common stock, and deferred meeting fees are credited with interest quarterly based on the 10-Year United States Treasury Bond rate. Distributions of deferred retainer fees under the Director Plan are made in cash or in shares of common stock of equivalent value, at the participant's election, and distribution of deferred meeting fees are made in cash, in each case upon termination of service on the Board or on the happening of certain other events, as specified in the Director Plan.

Each Non-Employee Director, upon being elected a director, receives term life insurance coverage of $200,000 and is eligible (with spouse) to participate in a Company-paid, annual physical program. The Company also reimburses its directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

 Director Compensation Table

The following table sets forth all compensation paid to each Non-Employee Director for Fiscal 2012:

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)
Norman R. Bobins	87,500	128,900	0	0	0	720	217,120
Michael R. Boyce	78,750	128,900	0	0	0	720	208,370
James G. Brocksmith, Jr.	96,250	128,900	0	0	34,651	3,970	263,771
Ronald R. Fogleman	83,750	128,900	0	0	0	1,459	214,109
James E. Goodwin	91,250	128,900	0	0	0	720	220,870
Patrick J. Kelly	81,250	128,900	0	0	0	720	210,870
Peter Pace	76,250	128,900	0	0	0	720	205,870
Marc J. Walfish	82,500	128,900	0	0	0	720	212,120
Ronald B. Woodard	91,250	128,900	0	0	0	720	220,870
1
Mr. Storch and Mr. Romenesko are not included in this table as they are employee directors of the Company and receive no additional compensation for their service as directors. Their compensation from the Company is set forth in the Summary Compensation Table in this proxy statement.

2
The following table provides a breakdown of director fees earned or paid in cash for Fiscal 2012:

Name	Annual Retainer ($)	Committee Chair Retainer Fees ($)	Meeting Fees ($)	Total ($)
Norman R. Bobins	50,000	0	37,500	87,500
Michael R. Boyce	50,000	0	28,750	78,750
James G. Brocksmith, Jr.	50,000	6,250	40,000	96,250
Ronald R. Fogleman	50,000	6,250	27,500	83,750
James E. Goodwin	50,000	6,250	35,000	91,250
Patrick J. Kelly	50,000	0	31,250	81,250
Peter Pace	50,000	0	26,250	76,250
Marc J. Walfish	50,000	0	32,500	82,500
Ronald B. Woodard	50,000	2,500	38,750	91,250
3
The amounts in this column reflect the aggregate grant date fair value of the Fiscal 2012 restricted stock awards granted to each Non-Employee Director computed in accordance with FASB ASC Topic 718. As of May 31, 2012, each Non-Employee Director held 4,001 unvested restricted shares, other than General Pace who held 1,334 unvested restricted shares.

4
No stock options were granted to Non-Employee Directors in Fiscal 2012. The aggregate number of shares issuable pursuant to stock options held by each Non-Employee Director as of May 31, 2012 was as follows: Mr. Bobins, 0; Mr. Boyce, 0; Mr. Brocksmith, 7,000; General Fogleman, 7,000; Mr. Goodwin, 7,000; Mr. Kelly, 0; General Pace, 0; Mr. Walfish, 17,000; and Mr. Woodard, 3,500.

5
Mr. Brocksmith is the only current director eligible to receive benefits under the Company's Non-Employee Directors' Retirement Plan upon retirement from the Board. Effective April 10, 2001, the Company terminated this Plan, which provides for quarterly cash payments following retirement in an amount equal to 25% of the annual retainer for a period equal to the total number of years of service as a director, up to a maximum of 10 years, or until death. The amount in this column represents the increase in the present value of accumulated benefits under this Plan during Fiscal 2012, determined by using assumptions consistent with those used for reporting purposes in the Company's 2012 Form 10-K. There were no preferential or above-market earnings credited under the Company's Non-Employee Directors' Deferred Compensation Plan.

6
This column includes reimbursed expenses in connection with spousal travel and/or travel and hotel expense in connection with the Company-paid director/spouse annual physical program as well as the cost of the annual physical program and the cost of term life insurance.

Compensation Committee Interlocks and Insider Participation

Messrs. Bobins, Boyce, Brocksmith and Woodard, General Fogleman and General Pace, all of whom are independent Non-Employee Directors, are the current members of the Compensation Committee of the Board of Directors of the Company. During Fiscal 2012, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") describes our Fiscal 2012 executive compensation program. It provides information about the goals and the key elements of the program and explains the reasons behind the Compensation Committee's executive compensation decisions. Our focus in this CD&A is the Fiscal 2012 compensation of the Company's five "named executive officers":

Name	Title
David P. Storch	Chairman of the Board and Chief Executive Officer
Timothy J. Romenesko	President and Chief Operating Officer
Richard J. Poulton	Vice President, Chief Financial Officer and Treasurer
Terry D. Stinson	Group Vice President — Structures and Systems
Robert J. Regan	Vice President, General Counsel and Secretary

Executive Summary

Goals of Our Executive Compensation Program

The primary goals of our executive compensation program are to:

  •
  Attract and retain talented executives capable of producing outstanding business results for the Company;

  •
  Motivate and reward executives by paying for performance in a manner that takes into account Company, business group and individual performance; and

  •
  Provide for compensation that strikes a proper balance between short-term and long-term compensation, and between cash and stock compensation, with an emphasis on stock compensation to align the interests of executives with the interests of the Company's stockholders.

Business Highlights

  •
  The Company reported record net sales of $2.1 billion for Fiscal 2012, a 14.4% increase over the prior fiscal year's $1.8 billion in sales. Fiscal 2012 net income attributable to AAR was $67.7 million, or $1.65 per diluted share, compared to net income of $69.8 million and diluted earnings per share of $1.73 in the prior fiscal year.

  •
  The Company completed three strategic international acquisitions in Fiscal 2012: Telair International GmbH, headquartered in Miesbach, Germany, designs, manufactures and supports cargo loading systems for certain Airbus and Boeing wide-body and narrow-body aircraft; Nordisk Aviation Products, AS, headquartered in Holmestrand, Norway, designs and manufactures heavy-duty pallets and lightweight cargo containers for commercial airlines; and Airinmar Holdings Limited, headquartered in London, England, provides aircraft component repair, outsourcing and warranty claim management services.

  The table below summarizes our key operating performance results in Fiscal 2012 compared to Fiscal 2011 (dollars in thousands, except per share data):

	Fiscal 2011 ($)	Fiscal 2012 ($)	Change (%)
Sales	1,805,112	2,064,998	+14.4
Net Income Attributable to AAR	69,826	67,723	-3.0
Diluted Earnings Per Share	1.73	1.65	-4.6
Stockholders' Equity	835,289	866,022	+3.5

For more information about our operating performance in Fiscal 2012, please see "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on July 19, 2012. For more information about our stock price performance in Fiscal 2012, please see "Comparison of Cumulative Five-Year Total Return" in our 2012 Annual Report to Stockholders.

Executive Compensation Highlights

  Fiscal 2012.     The following summarizes the key features of the Company's Fiscal 2012 executive compensation program:

  •
  Base salaries for the named executive officers increased 2% in Fiscal 2012 over Fiscal 2011.

  •
  Annual cash incentives for the Company's Chief Executive Officer, David P. Storch, and the three other named executive officers who participated in the corporate Fiscal 2012 short-term incentive plan would have been payable at approximately 11% above target based on the Company's performance against designated net income and leverage measures. However, management recommended that the Compensation Committee reduce by approximately 30% the annual cash incentives for these named executive officers. Management's recommendation was principally due to its sensitivity to the Company's share price performance during Fiscal 2012. As a result, annual cash incentives for these named executive officers, as approved by the Compensation Committee, were approximately 22% below target and approximately 39% below Fiscal 2011 awards. Mr. Storch's annual cash incentive award for Fiscal 2012 was $850,000, as compared to the award amount that would have been payable under the terms of the Fiscal 2012 plan ($1,197,906) and his prior year award ($1,400,900).

  •
  Variable performance-based compensation represented the following percentage of each named executive officer's total compensation (as reported in the Summary Compensation Table on page 46): Mr. Storch: 42%; Mr. Romenesko: 42%; Mr. Poulton: 42%; Mr. Stinson: 17%; and Mr. Regan: 42%. Variable performance-based compensation includes annual cash incentive, performance-based restricted stock and stock options, but does not include base salary and time-based restricted stock.

  •
  Long-term stock incentive compensation represented a significant percentage of each named executive officer's total compensation: Mr. Storch: 56%; Mr. Romenesko: 56%; Mr. Poulton: 55%; Mr. Stinson: 38%; and Mr. Regan: 55%. Long-term stock incentive compensation includes performance-based restricted stock, time-based restricted stock, and stock options. The value of this compensation is based on its grant date fair value and thus does not reflect its current value or the actual value that will be recognized by the named executive officers. This stock compensation aligns the executives' interests with those of the Company's stockholders. In addition, the Company lengthened the vesting periods for performance-based stock and stock option awards, as shown below:

Type of Award	Vesting Period for Fiscal 2011 Awards	Vesting Period for Fiscal 2012 Awards
Performance-based restricted stock	100% after three years	33 1/3% per year in the third, fourth, and fifth years
Time-based restricted stock	• 50% after 4 years • 50% after 5 years	Unchanged
Stock options	33 1/3% per year over three years	20% per year over five years

  Fiscal 2013.     The Compensation Committee acted on management's recommendations and made the following decisions with respect to the Company's Fiscal 2013 executive compensation program:

  •
  Base salaries of the named executive officers are frozen in Fiscal 2013 at their Fiscal 2012 levels, subject to review at mid-year; and

  •
  Annual cash incentives for the named executive officers will be based on earnings per share and free cash flow, consistent with the Company's emphasis on total stockholder return.

Further, in light of the Company's share price performance during Fiscal 2012, the Compensation Committee, at management's recommendation, reduced the long-term stock incentive compensation opportunity of Mr. Storch and the other named executive officers by more than one-half of their Fiscal 2012 levels.

I. Principal Compensation Elements of Our Executive Compensation Program

Our Fiscal 2011 executive compensation program was approved by over 93% of the votes cast at our 2011 annual meeting of stockholders. Based on this showing of stockholder support, the Compensation Committee retained the Company's basic pay-for-performance structure of the Company's executive compensation program in Fiscal 2012: base salary, annual cash incentive award opportunity, and long-term stock incentive compensation consisting of performance-based restricted stock, time-bases restricted stock and stock options.

The table below identifies the principal elements of our Fiscal 2012 executive compensation program, with the ensuing narrative providing a fuller description of each element.

Compensation Element	Form of Compensation	Performance Criteria
Base salary	Cash	Individual performance/contributions
Annual cash incentive	Cash	• Net income • Leverage ratio • Specific business unit goals
Long-term stock incentive compensation	• Stock options	• Stock price appreciation

	• Time-based restricted stock	• Individual performance/contributions

	• Performance-based restricted stock	• Cumulative net income over three years (subject to stock price triggers)
Retirement benefits	Eligibility to participate in and receive Company contributions to our 401(k) plan (available to all employees) and, for certain officers, a supplemental deferred compensation plan	Not applicable
Perquisites	Various (see below)	Not applicable
  A.
  Base Salary

The Company provides base salaries as a guaranteed minimum amount of compensation in consideration of day-to-day performance. Base salaries are designed to reward individual performance and contributions consistent with an executive officer's position and responsibilities. The Compensation Committee annually reviews the base salaries of all executive officers, including the Chief Executive Officer and the other named executive officers, and may adjust base salaries, typically at the beginning of a fiscal year, based upon consideration of:

  •
  The executive's current salary;

  •
  The executive's performance and contributions during the past fiscal year;

  •
  The executive's qualifications and responsibilities;

  •
  The executive's tenure with the Company and the position held by the executive;

  •
  The Company-wide merit pool increase in the base salaries for all employees;

  •
  Competitive salary considerations relative to similar positions at other companies competing for talent in the Company's employment market, including the Company's peer group companies; and

  •
  The recommendation of the Chief Executive Officer, in the case of all executive officers other than himself.

  B.
  Annual Cash Incentive Compensation

The Compensation Committee believes that annual incentive opportunities, payable in cash, serve as an appropriate incentive for achievement of the Company's short-term (i.e., one-year) performance goals at either the corporate level or at the business group level. A cash-based incentive provides an opportunity that is consistent with market practice and allows the named executive officers to receive the value of their performance over the measurement period.

Within the first 90 days of each fiscal year, the Company establishes specific performance goals for its executive officers, including the named executive officers, that govern the payment of annual cash incentive awards for that fiscal year. The Company pays an annual cash incentive award to each named executive officer, typically measured as a percentage of the executive officer's base salary, based on the extent to which the Company and the executive officer achieve applicable performance goals. Performance at a target level results in a target annual cash incentive award, and performance above or below target results in payment of an annual cash incentive award at a higher or lower percentage of base salary, respectively. Performance below a minimum threshold results in no annual cash incentive award. For named executive officers at the corporate level, the annual cash incentive in recent years has been based on two performance goals: net income and a leverage ratio (average total recourse net debt to capital). For a named executive officer in charge of a business group, the annual cash incentive is typically based on the performance results of the business group, rather than the Company as a whole.

  C.
  Long-Term Stock Incentive Compensation

The Company uses stock compensation to provide long-term stock incentive opportunities for its named executive officers and certain other officers and key employees. The Company believes that the use of stock compensation rewards executives in a manner that aligns their interests with the interests of the Company's stockholders. Given the importance of this alignment, long-term stock-based compensation typically represents the most significant component of total compensation for the Company's executive officers. Long-term stock incentive compensation grants represent potential compensation at the time of grant; their value is realized by a named executive officer only if applicable performance and vesting conditions are satisfied.

Stock compensation is provided under the stockholder-approved AAR CORP. Stock Benefit Plan ("Stock Benefit Plan"). Under the Stock Benefit Plan, the Compensation Committee has the discretion to grant stock options, performance-based restricted stock or restricted stock unit awards, employment or time-based restricted stock or restricted stock unit awards, or any combination of the foregoing. The Stock Benefit Plan also provides for the use of stock appreciation units; however, to date, the Compensation Committee has not granted any stock appreciation units.

Generally, when determining restricted stock and stock option grant opportunities, the Compensation Committee considers the executive's position and responsibilities in the Company, performance and contributions during the preceding year, capabilities and potential for future contributions to the Company, the number of restricted stock shares and options previously granted to the executive and, for senior management (including the named executive officers), their stock ownership relative to the Company's stock ownership guidelines and the Chief Executive Officer's recommendation. In addition, the value of stock grants in any year will vary depending on the Board's assessment of the Company's business and share price performance in the prior fiscal year.

  D.
  Retirement Benefits

The Company's named executive officers participate in three retirement plans: the Retirement Plan, the Retirement Savings Plan and the Supplemental Key Employee Retirement Plan (the "SKERP").

  •
  Retirement Plan.  Messrs. Storch and Romenesko are the only named executive officers who participate in the tax-qualified Retirement Plan. Benefit accruals under the Retirement Plan ceased on June 1, 2005. At termination of employment, a participant is eligible to receive the amount credited to his account under the Retirement Plan, which consists of (i) an opening balance for those participants who participated in the Retirement Plan as of December 31, 1999 equal to the then present value of the benefit accrued as of such date, (ii) quarterly pay credits (through May 31, 2005) based on the participant's age and service, and (iii) quarterly interest credits until the account is distributed based on the 30-year Treasury securities rate.

  •
  Retirement Savings Plan.  The Retirement Savings Plan is a tax-qualified 401(k) plan that covers most of the Company's U.S. employees, including the named executive officers. An employee can elect to defer up to 75% of his compensation, up to a maximum of $17,000 in 2012, or $22,500 if age 50 or over. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. The Company provides a matching contribution equal to 20% of the first 5% of the participant's contributions, up to 1% of compensation; a profit-sharing contribution of up to 4% of compensation based on the participant's deferrals and the performance of the participant's operating unit; and a retirement benefit contribution of up to 4% of compensation based on the participant's age and service.

  •
  SKERP.  The SKERP is a non-qualified retirement plan that contains a defined benefit portion and a defined contribution portion. Benefit accruals under the defined benefit portion for all employees other than Messrs. Storch and Romenesko ceased as of October 1, 2001 and were distributed to the participants. The benefits accrued under the defined benefit portion as of May 31, 2006 for Messrs. Storch and Romenesko were converted to a lump sum and transferred to the defined contribution portion of the SKERP. The defined contribution portion of the SKERP, in which all of the named executive officers participate, is intended to provide eligible employees with the portion of their elective deferrals and the Company's matching and profit sharing contributions that could not be made under the Retirement Savings Plan due to Internal Revenue Code limitations on the amount of compensation that can be taken into account in determining contributions ($245,000 in 2011 and $250,000 in 2012). The Company also makes annual supplemental contributions equal to 22% of salary and bonus for Mr. Storch, 16% of salary and bonus for Mr. Romenesko, and 5% or 10% of salary and bonus for the other eligible named executive officers, principally to motivate these individuals to grow as business leaders and to improve their performance and thereby improve the Company's performance. These annual supplemental contributions do not vest until the named executive officers meet the definition of "retirement" under the SKERP.

  E.
  Perquisites

The Company provides certain executive officers, including its named executive officers, with a limited number of perquisites, as identified in the footnote to the "Other Compensation" column of the Summary Compensation Table. The Company believes these perquisites are reasonable, competitive, and consistent with the Company's overall executive compensation program. The Compensation Committee reviews on an annual basis the types and costs of perquisites provided by the Company to its executive officers.

II.  Fiscal 2012 Target and Actual Executive Compensation

Each year management and the Compensation Committee review the Company's existing executive compensation program and the programs of peer group companies and other companies known for compensation "best practices." The Company seeks to confirm that each of its compensation elements, as well as its compensation structure, fits the Company in light of its history, culture, performance, and strategy. Particular attention is given to the share performance of the Company to ensure that there is a proper alignment between executive compensation and share price performance. Based on this review and analysis, the Compensation Committee approved, at its meetings in July and August 2011, the Company's peer group and target total direct compensation, consisting of base salaries, target annual cash bonuses, and target long-term stock incentive compensation for the Company's named executive officers.

  A.
  The Company's Peer Group

Total compensation opportunities for the Company's key executives, including each named executive officer, are intended to be competitive with those offered by other companies competing for talent in the Company's employment market.

In July 2011, the Compensation Committee re-examined its peer group for executive compensation purposes using the following criteria: company type (publicly traded on a major exchange); location (headquartered in the United States); industry type (using Standard and Poor's GICS codes); annual revenues (one-third to three times the Company's annual revenues); businesses that are similar to the Company's business groups; stock price volatility; and various financial performance measures (including revenue growth, net income growth, earnings per share growth, total return, return on average assets, and market capitalization). As a result of the Company's revenue growth in recent years, the Compensation Committee acted on the recommendation of its independent compensation consultant and the Company's management to revise the Company's peer group for Fiscal 2012 to consist of the following 20 companies, down from 25 peer companies in Fiscal 2011 (new peer group companies added in Fiscal 2012 are marked with an asterisk (*)):

Aircastle Ltd.	Interline Brands, Inc.
Alliant Techsystems Inc.*	Kaman Corporation
Applied Industrial Technologies Inc.*	ManTech International Corporation*
B/E Aerospace, Inc.	Moog Inc.
Barnes Group Inc.*	Rockwell Collins, Inc.
Curtiss-Wright Corporation	Spirit AeroSystems Holdings
Ducommun Incorporated	Teledyne Technologies Incorporated
Esterline Technologies Corporation	TransDigm Group Inc.
HEICO Corp.	Triumph Group, Inc.
Hexcel Corporation	Woodward Governor, Inc.*

The Compensation Committee, with the assistance of its independent compensation consultant, compiled relevant base salary, annual cash incentive and long-term stock incentive information for the key executives at the companies in the Company's peer group. The Compensation Committee considered this information and, in particular, benchmarked the executive compensation of the peer group companies in setting the Fiscal 2012 base salaries, annual cash incentive compensation and target long-term incentive compensation of the Company's named executive officers, each as described below.

  B.
  Target Total Direct Compensation

The Compensation Committee reviewed and approved Fiscal 2012 "target total direct compensation" for the named executive officers, consisting of three compensation elements: base salary, target annual cash incentive compensation and target long-term stock incentive compensation, as follows:

  •
  Base salary:  Approved in July 2011; effective for June 1, 2011 through May 31, 2012.

  •
  Annual cash incentive compensation:  Approved targets in July 2011; actual awards are determined and approved in July 2012 based on the Company's performance from June 1, 2011 through May 31, 2012.

  •
  Long-term stock incentive compensation:  Approved grants of performance-based restricted stock, stock options and time-based restricted stock in July 2011 as potential compensation to be realized only if certain performance and vesting conditions are satisfied.

The Compensation Committee historically benchmarks target total direct compensation for the Company's named executive officers in the 50th to 75th percentile of total direct compensation levels of comparable positions at its peer group companies. In addition, the Compensation Committee considers the Company's prior year's financial results in setting target total direct compensation for the upcoming year.

For Fiscal 2012, the Compensation Committee set target total direct compensation for the named executive officers at slightly higher amounts than Fiscal 2011, as shown below:

	Target Total Direct Compensation
Named Executive Officer	Fiscal 2011 ($)	Fiscal 2012 ($)	Change (%)
David P. Storch	4,149,013	4,373,250	5.4
Timothy J. Romenesko	2,078,538	2,190,657	5.4
Richard J. Poulton	1,341,796	1,412,719	5.3
Terry D. Stinson	1,011,410	1,031,393	2.0
Robert J. Regan	1,341,796	1,412,719	5.3

The table below divides target total direct compensation into its component parts — base salary, target annual cash incentive compensation and target long-term incentive compensation — and shows each as a dollar amount and as a percentage of target total direct compensation, as set by the Compensation Committee at the beginning of Fiscal 2012 for each named executive officer.

	Target Total Direct Compensation
	Base Salary		Target Annual Cash Incentive		Target Long-Term Incentive Compensation

Named Executive Officer	Dollar Amount ($)	% of Total Target Direct Compensation	Dollar Amount ($)	% of Total Target Direct Compensation	Dollar Amount ($)	% of Total Target Direct Compensation
David P. Storch	867,000	19.8%	1,083,750	24.8%	2,422,500	55.4%
Timothy J. Romenesko	477,544	21.8%	542,663	24.8%	1,170,450	53.4%
Richard J. Poulton	374,544	26.5%	340,495	24.1%	697,680	49.4%
Terry D. Stinson	344,893	33.4%	390,000	37.9%	296,500	28.7%
Robert J. Regan	374,544	26.5%	340,495	24.1%	697,680	49.4%

The annual cash incentive opportunity for Mr. Stinson, Group Vice President of Structures and Systems, is a more significant part of his target total direct compensation due to the Company's emphasis on the annual results of its business groups.

  C.
  Base Salaries

The Compensation Committee generally sets the base salaries of the Company's named executive officers at or around the 50th percentile of salary levels of comparable positions at its peer group companies. The Company does not target base salaries at any specific percentage of total compensation when setting base salary; however, given the Company's emphasis on the link between pay and performance, base salaries are a less significant percentage of total direct compensation compared to the Company's variable performance-based compensation, as shown in the above table.

For Fiscal 2012, the Company instituted a Company-wide 2% merit pool increase in Fiscal 2012 base salaries, effective June 1, 2011, for employees (including the named executive officers) whose base salary was $100,000 or more, and a 3% merit increase for employees whose base salary was less than $100,000. The table below shows Fiscal 2012 base salaries compared to Fiscal 2011 base salaries for the named executive officers:

Named Executive Officer	Fiscal 2011 ($)	Fiscal 2012 ($)
David P. Storch	850,000	867,000
Timothy J. Romenesko	468,180	477,544
Richard J. Poulton	367,200	374,544
Terry D. Stinson	338,130	344,893
Robert J. Regan	367,200	374,544

    D.    Annual Cash Incentive Compensation Under the Fiscal 2012 Short-Term Incentive Plan

The Fiscal 2012 short-term incentive plan provides certain employees, including the named executive officers, with the opportunity to earn an annual cash incentive award. This plan works in collaboration with the AAR CORP. Section 162(m) Annual Cash Incentive Plan, which sets a ceiling on the annual cash incentive awards payable under the short-term incentive plan to ensure that such awards qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code and are, thus, fully deductible by the Company. The Section 162(m) Annual Cash Incentive Plan uses as its performance goal the Company's net income for a given fiscal year. It establishes a maximum award opportunity for each participant, expressed as a percentage of net income (e.g., the maximum annual award for the Chief Executive Officer is 5% of net income), and then provides that the Compensation Committee has the discretion to reduce these amounts so that the actual awards to be paid to participants will be the awards determined under the Company's Fiscal 2012 short-term incentive plan. In all years since the inception of the Section 162(m) Annual Cash Incentive Plan, including Fiscal 2012, the Compensation Committee has exercised negative discretion to reduce the size of the annual cash incentive awards.

Fiscal 2012 Performance Goals.    The Compensation Committee approved, after consideration of peer group information, other market data, and the current state of the business environment in which the Company operates, two performance goals under the Fiscal 2012 short-term incentive plan for corporate officers, including Mr. Storch, Mr. Romenesko, Mr. Poulton, and Mr. Regan: the Company's net income and a leverage ratio. The Compensation Committee set the Fiscal 2012 net income target at $76.8 million (representing 10% growth over Fiscal 2011 actual net income) and the Fiscal 2012 leverage ratio target of 45%. The net income and leverage ratio performance goals were each weighted 50%. The Compensation Committee determined that for purposes of measuring attainment of these performance goals in Fiscal 2012: (i) net income means consolidated net income, excluding special charges or unusual or infrequent items during the fiscal year, and as adjusted for changes in generally accepted accounting principles, and (ii) leverage ratio means an average total recourse net debt to capital ratio. The choice of these two performance goals reflected the strong emphasis placed by the Company on preserving and growing stockholder wealth and maintaining a strong balance sheet.

Mr. Stinson, Group Vice President of the Structures and Systems business group, participates in a separate performance incentive program that ties his annual cash incentive award opportunity to the performance of that business group rather than overall Company performance. The applicable performance goals for Mr. Stinson's Fiscal 2012 annual cash incentive award opportunity were pre-tax income (target of $28.5 million), return on invested capital (target of 19.6%), and free cash flow (target of $27.3 million), each as defined in the performance incentive program. Mr. Stinson had additional incentives based on contract program performance and the pre-tax income performance of the recently acquired Telair and Nordisk companies. These performance goals reflected the Company's emphasis on cash generation, cash preservation, contract execution and acquisition integration.

The Fiscal 2012 annual cash incentive award opportunities at threshold, target and maximum levels, as approved by the Compensation Committee at the beginning of Fiscal 2012, and expressed as a percentage of base salary and in dollar amounts for the named executive officers, are set forth in the table below:

	Threshold		Target		Maximum
Name	Percentage of Base Salary	$	Percentage of Base Salary	$	Percentage of Base Salary	$
David P. Storch	87.5	758,625	125.0	1,083,750	187.5	1,625,625
Timothy J. Romenesko	79.8	381,080	113.6	542,663	171.0	816,600
Richard J. Poulton	63.7	238,585	90.9	340,495	136.5	511,253
Terry D. Stinson	69.6	240,000	113.1	390,000	200.0	689,786
Robert J. Regan	63.7	238,585	90.9	340,495	136.5	511,253

For Messrs. Storch, Romenesko, Poulton, and Regan, an annual cash incentive award required: (i) at the threshold level, attainment of net income of at least $61.44 million (80% of the target of $76.8 million) and an average leverage ratio of at least 50% (versus the target of 45%); (ii) at the target level, attainment of 100% of the performance goal targets (net income of $76.8 million and a leverage ratio of 45%); and (iii) at the maximum level, attainment of 120% of such performance goal targets (net income of at least $92.16 million and a leverage ratio of 40% or less).

Mr. Stinson had a target Fiscal 2012 annual cash incentive award opportunity of $390,000, comprised of: (i) $300,000 based on the pre-tax income performance of the Structures and Systems business group, (ii) $50,000 on the return on invested capital performance of the Structures and Systems business group, and (iii) $40,000 on the free cash flow performance of the Structures and Systems business group. He also had the opportunity to earn 1% of any pre-tax income in excess of target ($28.5 million), up to $40,000 based on the pre-tax income performance of Telair and Nordisk in the Fiscal 2012 third and fourth quarters (plus 1% of any pre-tax income above a certain target), and up to $40,000 on contract program performance. Mr. Stinson's annual cash incentive award opportunity based on return on invested capital and free cash flow were designed to be earned in full or not at all depending upon whether the Structures and Systems business group achieved the designated performance goal targets. As to the pre-tax income performance goal, no annual cash incentive award was payable unless the business group achieved the pre-tax income performance goal target at an 80% level (in which case Mr. Stinson was entitled to a $240,000 annual cash incentive award); achievement of the pre-tax income performance goal target at a 100% level resulted in a target annual cash incentive award of $300,000; and achievement between 80% and 100% resulted in a pro-rata annual cash incentive award between $240,000 and $300,000. Mr. Stinson's annual cash incentive award was capped at 200% of base salary ($689,786).

Fiscal 2012 Actual Results.    The Company reported Fiscal 2012 net income of $67.7 million, compared to its net income target of $76.8 million. The Company's Fiscal 2012 leverage ratio was 41.4%, surpassing its leverage ratio target of 45%. The Company's performance against the net income and leverage ratio measures would have resulted in annual cash incentive awards approximately 11% above target for Messrs. Storch, Romenesko, Poulton and Regan under the Fiscal 2012 short-term incentive plan. However, at management's recommendation, the actual annual cash incentive awards paid to these name executive officers were reduced by approximately 30%. The principal reason for management's recommendation and the reduction of the annual cash incentive awards was the decline in the Company's stock price during Fiscal

2012. The Structures and Systems business group's performance against its performance goals resulted in an annual cash incentive award of $172,716 to Mr. Stinson.

The following table shows, for each named executive officer, the award that would have been payable to each named executive officer under the terms of the Fiscal 2012 short-term incentive plan (other than Mr. Stinson whose actual award equaled his calculated award under his performance incentive program), and the actual award for each named executive officer in Fiscal 2012, as approved by the Compensation Committee at its July 2012 meeting:

Named Executive Officer	Calculated Award ($)*	Actual Award ($)	Change (%)
David P. Storch	1,197,906	850,000	-29
Timothy J. Romenesko	599,824	423,277	-29
Richard J. Poulton	376,361	265,586	-29
Terry D. Stinson	172,716	172,716	—
Robert J. Regan	376,361	265,586	-29
*
Represents the awards calculated for Messrs. Storch, Romenesko, Poulton, and Regan under the terms of the corporate Fiscal 2012 short-term incentive plan based on the Company's performance against designated net income and leverage measures. Mr. Stinson received the award that was calculated under his performance incentive program.

    E.    Stock Incentive Compensation Under the Fiscal 2012 Long-Term Incentive Plan

The Compensation Committee granted awards of performance-based restricted stock, time-based restricted stock and stock options to the named executive officers and certain other officers and key employees under the Fiscal 2012 long-term incentive plan. For the named executive officers, the Compensation Committee allocated the dollar value of the stock awards as follows: performance-based restricted stock — 40%; time-based restricted stock — 30%; and stock options — 30%.

Performance-Based Restricted Stock.    At its meeting on July 11, 2011, the Compensation Committee approved the following grants of performance-based restricted stock to the named executive officers (other than Mr. Stinson) for Fiscal 2012, subject to a three-year cumulative net income performance condition and to vesting, each as described below (dollar value based on the grant date fair value):

	Target Performance-Based Restricted Stock
Named Executive Officer	Number of Shares	Dollar Value ($)
David P. Storch	32,681	968,992
Timothy J. Romenesko	15,790	468,174
Richard J. Poulton	9,412	279,066
Robert J. Regan	9,412	279,066

Shares of performance-based restricted stock are earned (subject to additional time-based vesting) if the Company achieves cumulative net income of $244.8 million for the three-year performance period beginning June 1, 2011 and ending May 31, 2014. This cumulative net income target represented an 8% compounded annual growth in net income for the three-year performance period over actual Fiscal 2011 net income of $69.8 million.

The program includes a stock price acceleration provision (the "First Trigger") under which the performance goals will be deemed to have been met on the 20th consecutive trading day on which the Company's Common Stock trades at an average price equal to or greater than $34.29 per share, which is 33 1/3% above its price of $25.78 on June 1, 2011, the beginning of the performance period. Even if the First Trigger occurs, the award is still subject to time-based vesting that begins at the end of the performance period. Subject to the First Trigger, the program provides that no shares of restricted stock will be earned unless the Company achieves its performance goal target at an 80% level (cumulative net income of $195.85 million), in which case 70% of the target number of shares of restricted stock will be earned (subject to vesting). Achievement of the performance goal target between 80% and 100% will result in a pro-rata number of target shares of restricted stock being earned, and achievement of the performance goal targets at 100% will result in all of the target shares being earned (in each case, subject to vesting). Achievement above 100% will result in the grant of additional shares, with achievement at 120% (cumulative net income of $293.78 million) or above resulting in an additional grant of shares equal to 100% of the initial grant. An additional grant also will be made under a second stock price acceleration provision (the "Second Trigger") where the Company's Common Stock trades for 20 consecutive trading days at an average price equal to or greater than $39.19 per share, which is 152% above its price of $25.78 on June 1, 2011, the beginning of the performance period. If made, this additional grant would be subject to time-based vesting as described below.

If earned, the shares of performance-based restricted stock vest 33 1/3% on each of May 31, 2014, May 31, 2015, and May 31, 2016. This vesting period is two years longer than the vesting period used in Fiscal 2011 when the three-year vesting period ran concurrently with the three-year performance period. The Compensation Committee believes that the use of a meaningful time vesting period encourages executives to build their careers with the Company and contributes to greater stability within the Company's executive leadership. Performance-based restricted stock, once earned and vested, is not subject to any further holding requirement beyond the Company's stock ownership and retention guidelines.

Time-Based Restricted Stock.    At its meeting on July 11, 2011, the Compensation Committee approved the following grants of time-based restricted stock awards to the Company's named executive officers for Fiscal 2012, subject to vesting (dollar value based on the grant date fair value):

	Time-Based Restricted Stock
Named Executive Officer	Number of Shares	Dollar Value ($)
David P. Storch	24,511	726,751
Timothy J. Romenesko	11,843	351,145
Richard J. Poulton	7,059	209,299
Terry D. Stinson	10,000	296,500
Robert J. Regan	7,059	209,299

The shares of time-based restricted stock vest 50% on May 31, 2015 and 50% May 31, 2016. Time-based restricted stock, once vested, is not subject to any further holding requirements beyond the Company's stock ownership and retention guidelines.

Stock Options.    At its meeting on July 11, 2011, the Compensation Committee approved the following grants of stock options to the Company's named executive officers (other than Mr. Stinson) for Fiscal 2012, subject to vesting (dollar value based on a modified Black-Scholes valuation):

	Stock Options
Named Executive Officer	Number	Dollar Value ($)
David P. Storch	49,022	578,460
Timothy J. Romenesko	23,685	279,483
Richard J. Poulton	14,118	166,592
Robert J. Regan	14,118	166,592

The stock options have an exercise price of $29.65 per share (the closing stock price of the Common Stock on the date of grant), vest 20% on each of May 31, 2012, May 31, 2013, May 31, 2014, May 31, 2015, and May 31, 2016, and expire 10 years from the date of grant or earlier upon termination of employment. This five-year vesting period for Fiscal 2012 stock options is two years longer than the three-year vesting period for Fiscal 2011 stock options. Stock options, once vested and exercised, are not subject to any further holding requirements beyond the Company's stock ownership and retention guidelines.

    F.    Actual Total Direct Compensation

Total direct compensation is the sum of base salary, annual cash incentive compensation and long-term stock incentive compensation. Actual total direct compensation differs from target total direct compensation (see pages 33-34) by taking into account the actual annual cash incentive award rather than the target annual cash incentive award. As actual annual cash incentive awards were less than target annual cash incentive awards in Fiscal 2012, the actual total direct compensation for each named executive officer was less than his target total direct compensation in Fiscal 2012. The following table shows target total direct compensation versus actual total direct compensation paid or granted to the named executive officers for Fiscal 2012:

	Fiscal 2012 Total Direct Compensation
Named Executive Officer	Target ($)	Actual ($)*
David P. Storch	4,373,250	3,991,210
Timothy J. Romenesko	2,190,657	1,999,619
Richard J. Poulton	1,412,719	1,295,098
Terry D. Stinson	1,031,393	814,109
Robert J. Regan	1,412,719	1,295,098
*
Does not include the following dollar values of shares of restricted stock granted on July 15, 2011 when the stock price acceleration provisions of the Fiscal 2011 long-term incentive plan were triggered — Mr. Storch: $969,002; Mr. Romenesko: $468,172; Mr. Poulton: $279,066; Mr. Stinson: $86,350; and Mr. Regan: $279,066. See Note 3 under the Summary Compensation Table on page 46.

  III.  Fiscal 2013 Executive Compensation Decisions

  For Fiscal 2013, the Compensation Committee acted on management's recommendations and made the following executive compensation decisions:

  •
  Base salaries of the named executive officers are frozen for Fiscal 2013 at their Fiscal 2012 levels, subject to review at mid-year; and

  •
  Annual cash incentives for the named executive officers will be based on earnings per share and free cash flow performance measures, consistent with the Company's emphasis on total stockholder return.

Further, in light of the Company's share price performance during Fiscal 2012, the Compensation Committee, at management's recommendation, significantly reduced the Fiscal 2013 long-term stock incentive compensation opportunity of Mr. Storch and the other named executive officers, as shown below:

	Total Dollar Value of Long-Term Incentive Compensation
Named Executive Officer	Fiscal 2012 (Actual) ($)	Fiscal 2013 (Target) ($)	Change (%)
David P. Storch	3,243,205	1,548,000	-52
Timothy J. Romenesko	1,566,974	744,000	-53
Richard J. Poulton	934,023	464,400	-50
Terry D. Stinson	382,850	161,875	-58
Robert J. Regan	934,023	464,400	-50

The Compensation Committee, with the assistance of its independent compensation consultant, reviewed the Company's peer group in light of recent business developments, including the Company's strategic acquisitions of Telair and Nordisk. Based on this review, the Compensation Committee approved a new peer group for executive compensation purposes consisting of 17 companies, 13 of which are holdovers from the prior peer group and four of which are additions.

The Compensation Committee also implemented a new incentive compensation recoupment policy to provide for the recoupment or "clawback" of annual cash incentive compensation and long-term stock incentive compensation under certain circumstances involving a restatement of the Company's financial statements in accordance with the Dodd-Frank Act.

IV.  Key Executive Compensation Policies and Practices

The following are key factors affecting the executive compensation decisions made by the Compensation Committee for the Company's executives, including its named executive officers:

  •
  Stockholder Advisory Votes.  Stockholders approved two advisory resolutions relating to executive compensation at the Company's 2011 meeting of stockholders: approximately 93% of the shares cast approved the compensation of the named executive officers in Fiscal 2011, and approximately 89% of the shares cast approved the holding of an advisory vote on executive compensation on an annual basis (this latter "say when on pay" vote is required by law to be held every six years — thus, the next vote will occur at the 2017 annual meeting of stockholders). Although these stockholder votes on executive compensation are advisory, the Company carefully considers the voting results of advisory resolutions as well any other stockholder feedback in determining its executive compensation program. In this case, the Compensation Committee maintained the same pay-for-performance structure for the Company's executive compensation program in Fiscal 2012 and Fiscal 2013 that was in place in Fiscal 2011.

  •
  Role of the Compensation Committee.  The Compensation Committee is responsible for structuring and administering executive compensation. The Compensation Committee is comprised of six individuals, each of whom has been determined by the Board of Directors to be (i) an independent director of the Company under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence; (ii) a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended; and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code.

  The Compensation Committee reviews and considers historical compensation data for the Company's executives. This data includes summaries of cash and equity compensation received in past years by each executive. In addition, the Compensation Committee reviews the executives' total annual compensation, including cash and non-cash direct compensation, cumulative benefits and savings under retirement plans and equity compensation programs, perquisites and potential payments on termination of employment, whether on a change in control of the Company or otherwise. It reviews the performance of the Company and the executives during the year, taking into account established goals, leadership qualities, operational performance, business responsibilities, career experience, and long-term potential to enhance stockholder value.

  In addition to peer group compensation information and general industry compensation information, the Compensation Committee reviews internal pay comparisons among the Company's executives to ensure that the Company's executive compensation program reflects the executives' positions, responsibilities, and contributions to the Company.

  •
  Role of Independent Compensation Consultants.  The Compensation Committee has the authority under its charter to retain the services of outside advisors. The Compensation Committee has retained compensation consultants in the past to advise on the design and implementation of the various elements of the executive compensation program and the level of individual executive participation. Aon Hewitt assisted the Compensation Committee in determining the composition of the Company's Fiscal 2012 peer group for executive compensation purposes and the benchmarking of executive and director compensation for Fiscal 2012. It provided advice and information on other executive compensation matters, including executive pay philosophy and design, prevailing market practices, relevant legal and regulatory requirements, and peer-group data.

  In January 2012, the Compensation Committee appointed Mercer as its independent compensation consultant. Mercer did not provide any advice with respect to Fiscal 2012 executive compensation. For Fiscal 2013 executive compensation, Mercer assisted with the design of a new peer group, and the setting of target total direct compensation, base salaries, and short-term and long-term incentive compensation awards, for which it received fees of $37,262.

    Both Aon Hewitt and Mercer are independent of the Company. Aon Hewitt provided no other services to the Company in Fiscal 2012. Mercer provided consulting services on the Company's domestic and international health and benefit plans in Fiscal 2012, for which it received fees of $572,750. The decision to engage Mercer for these consulting services was made by the Company prior to the Compensation Committee's decision to retain Mercer as a compensation consultant.

  •
  Recommendations of the Chief Executive Officer.  The Company's Chief Executive Officer, David P. Storch, provides recommendations regarding compensation actions for all of the other named executive officers based upon the compensation parameters established by the Compensation Committee and its compensation consultant. In making these recommendations, the Chief Executive Officer evaluates the performance of the executives during the prior year against pre-established performance goals under the Company's short-term and long-term incentive compensation plans. Some of the performance goals relate to the financial performance of the Company or the executive's business group. Other performance goals are non-quantitative and relate to customer relationships, acquisition integration, diversity development, or similar Company initiatives. The Chief Executive Officer's recommendations reflect his assessment of an individual executive officer's contributions to the performance of the Company. In Fiscal 2012, the Chief Executive Officer took into account the decline in the Company's share price during the year.

  The Company's Human Resources Department assists the Chief Executive Officer by collecting and organizing relevant historical and current compensation information, including information received from the Compensation Committee's consultant, as well as peer group compensation information and industry trends. The Company's Vice President and Chief Human Resources Officer participates in all regularly scheduled Compensation Committee meetings.

  The Chief Executive Officer and the Compensation Committee actively discuss compensation decisions for the Company's executives. However, the Compensation Committee has the ultimate decision-making authority and responsibility for compensation decisions affecting the Company's executives, including its named executive officers. The Chief Executive Officer does not play any role in any decision affecting his own compensation.

  •
  Stock Ownership and Retention Guidelines.  Under the Company's stock ownership and retention guidelines, executive officers, including the named executive officers, and directors are expected to own and retain significant amounts of the Company's stock. The Chief Executive Officer is expected to own Company stock (not including stock options) having a value of at least three times his base salary; the President and other executive officers are expected to own stock (not including stock options) having a value of at least 75% of their base salary within five years of becoming an officer; and directors are expected to own at least 10,000 shares of Company stock within four years of becoming a director. Stock values are measured as of each fiscal year-end. All current directors and officers comply with the stock ownership and retention guidelines. Restricted stock and stock options, once vested, are not subject to any further holding requirements beyond the Company's stock ownership and retention guidelines.

  •
  Employment Agreements.  The Company does not have an employment agreement with any executive officer other than Mr. Storch, its Chairman and Chief Executive Officer. See "Compensation Arrangement with the Chief Executive Officer" for a description of the terms of that employment agreement. The Company has severance and change in control agreements with Messrs. Romenesko, Poulton, and Regan, and other executives. See "Potential Payments upon Termination of Employment or a Change in Control of the Company" for a description of the terms of these agreements. In all cases, the rationale for these agreements is to provide an appropriate measure of security and incentive to the executive officers in line with market practice. Effective June 1, 2012, the Company determined that it will no longer provide tax gross-up provisions in any new agreement with an executive of the Company.

  •
  Equity Grant Practices.  The Compensation Committee meets from time to time to consider and act with respect to equity compensation awards for the Company's executive officers. The Compensation Committee typically makes its equity compensation decisions at its July meeting, but it also may grant equity compensation awards to newly hired or newly promoted employees at other times during the year. In all cases, the grant date is the date on which the Compensation Committee acts to approve the award, unless the Compensation Committee establishes the grant date at a specified future date. Board and Compensation Committee meetings are generally scheduled a year in advance and without regard to anticipated earnings and other major announcements by the Company. The Company does not time the granting of its equity compensation awards to affect the value of its executive compensation.

  •
  Risk Management of Compensation Practices, including Incentive Compensation Recoupment and Anti-Hedging Policies.  The Compensation Committee considered, with the assistance of its independent compensation consultant, whether the Company's compensation policies and practices in Fiscal 2012 for its employees, including the named executive officers, were reasonably likely to have a material adverse effect on the Company. The Compensation Committee determined that there was no such material adverse effect, instead finding that the design and operation of the Company's executive compensation program were consistent with the Company's risk management strategies for several reasons. First, the executive compensation program is designed to provide a proper balance between cash and equity compensation, fixed and variable compensation, and short-term and long-term compensation. Second, Fiscal 2012 annual cash incentive awards — a form of variable cash compensation — were based on two different performance metrics: (i) net income — tied to the Company's income statement performance; and (ii) a leverage ratio — tied to the Company's balance sheet performance. Third, the Compensation Committee retains the discretion to reduce any annual cash incentive award for any reason. In Fiscal 2012, the Compensation Committee exercised this discretion to reduce the annual cash incentive awards for certain named executive officers by approximately 30%. Fourth, the balance built into the short-term incentive plan is also reflected in long-term incentive compensation awards, which in Fiscal 2012 consisted of stock options, time-based restricted stock and performance-based restricted stock. Each of these long-term equity-based incentive awards contains multi-year vesting periods, thus promoting employee growth, development and retention. They also are linked to the value of the Company's common stock, thus aligning management's interest with those of the Company's stockholders. Fifth, the Company has stock ownership and retention guidelines, an incentive compensation recoupment policy, and an anti-hedging policy as further protections for the Company. Finally, the Compensation Committee and senior management work together to ensure that the aggregate level of executive compensation fits within the Company's budget.

  •
  Deductibility of Executive Compensation.  Internal Revenue Code Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for certain executive officers. This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under Section 162(m). The Compensation Committee has determined that it is in the best interests of the Company and its stockholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. However, the Compensation Committee has previously, and may in the future, structure compensation arrangements that under certain circumstances may be subject to the deduction limit.

  Under the Company's Section 162(m) Annual Cash Incentive Plan, the annual cash bonuses qualified in Fiscal 2012 as performance-based compensation under Section 162(m). Stock options and performance-based restricted stock grants awarded under the Stock Benefit Plan also qualify as performance-based compensation. Base salaries and time-based restricted stock grants do not qualify as performance-based compensation.

  As required under the United States tax rules, the Company must obtain stockholder approval every five years of the material terms of the performance goals for qualifying performance-based compensation. The Company received stockholder approval of the performance goals under the AAR CORP. 162(m) Annual Cash Incentive Plan at its 2010 annual meeting of stockholders and the performance goals under the Company's Stock Benefit Plan at its 2011 annual meeting of stockholders.

Compensation Committee Report on Executive Compensation for Fiscal 2012

The Compensation Committee of the Board of Directors of the Company furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Compensation Committee

  Ronald B. Woodard, Chairman
  Norman R. Bobins
  Michael R. Boyce
  James G. Brocksmith, Jr.
  Ronald R. Fogleman
  Peter Pace

 Summary Compensation Table1

The following table sets forth compensation information for the Company's named executive officers for Fiscal 2012, Fiscal 2011 and Fiscal 2010:

Name and Principal Position	Year	Salary ($)[2]	Bonus ($)	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[6,7]	Total ($)
DAVID P. STORCH	2012	867,000	0	2,664,745	578,460	850,000	50,454	826,195	5,836,854
Chairman of the Board and	2011	850,000	0	1,695,759	668,254	1,400,900	72,831	622,830	5,310,574
Chief Executive Officer	2010	799,208	0	2,562,750	1,480,000	895,494	41,691	698,189	6,477,332
TIMOTHY J. ROMENESKO	2012	477,544	0	1,287,491	279,483	423,277	35,958	313,361	2,817,114
President and Chief	2011	468,180	0	819,306	322,872	701,469	32,962	242,640	2,587,429
Operating Officer	2010	454,500	0	1,195,950	740,000	451,882	30,493	212,792	3,085,617
RICHARD J. POULTON	2012	374,544	0	767,431	166,592	265,586	—	122,278	1,696,431
Vice President, Chief	2011	367,200	0	488,378	192,458	440,137	—	89,931	1,578,104
Financial Officer and Treasurer	2010	360,000	0	597,975	444,000	267,767	—	100,852	1,770,594
TERRY D. STINSON	2012	344,893	0	382,850	—	172,716	—	181,504	1,081,963
Group Vice President,	2011	338,130	0	86,350	158,800	470,653	—	260,146	1,314,079
Structures and Systems	2010	327,897	0	341,700	74,000	747,840	—	150,119	1,641,556
ROBERT J. REGAN[8]	2012	374,544	0	767,431	166,592	265,586	—	152,916	1,727,069
Vice President, General Counsel	2011	367,200	0	488,378	192,458	440,137	—	108,729	1,596,902
and Secretary
1
General.    The Summary Compensation Table provides specific compensation information for the Company's named executive officers in accordance with SEC disclosure rules. Please read the "Compensation Discussion and Analysis" section of this proxy statement for a detailed explanation of the Company's pay-for-performance executive compensation program in Fiscal 2012.

2
Salary.    The Company increased the base salaries of the named executive officers by 2% in Fiscal 2012, effective June 1, 2011.

3
Stock Awards.    The amounts in this column for Fiscal 2012 reflect the grant date fair value of (a) the performance-based restricted stock awards granted on July 11, 2011 under the Fiscal 2012 long-term incentive plan, (b) the time-based restricted stock awards granted on July 11, 2011 under the Fiscal 2012 long-term incentive plan, and (c) the performance-based restricted stock awards granted on July 15, 2011 under the stock acceleration provisions of the Fiscal 2011 long-term incentive plan, in each case computed in accordance with FASB ASC Topic 718. See Note 4 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in the valuation of these awards.

Generally, the grant date fair value represents the Company's total expense for the grants made to the named executive officers in each of Fiscal 2012, Fiscal 2011 and Fiscal 2010. The above amounts reflect the aggregate accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers. The "Compensation Discussion and Analysis" section of this proxy statement contains vesting and other information about the performance-based restricted stock awards and the time-based restricted stock awards.

4
Option Awards.    The amounts in this column reflect the grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. See Note 4 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in the valuation of these awards. Generally, the grant date fair value represents the Company's total expense for the grants made to the named executive officers in each of Fiscal 2012, Fiscal 2011 and Fiscal 2010. The above amounts reflect the aggregate accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers. The "Compensation Discussion and Analysis" section of this proxy statement contains vesting and other information about the stock option awards.

5
Non-Equity Incentive Plan Compensation.    This column shows the annual cash incentives earned by each named executive officer under the Company's short-term incentive plan for its executive officers, including the named executive officers. The "Compensation Discussion and Analysis" section of this proxy statement contains additional information about these annual cash incentives, all of which qualify as performance-based compensation under Section 162(m) of the Code and are thus fully deductible by the Company.

6
Change in Pension Value and Non-Qualified Deferred Compensation Earnings.    This column shows the increase in the portion of the SKERP benefit derived from the defined benefit formula. This column does not include any preferential or above-market earnings on deferred compensation as the Company does not pay such earnings on the deferred compensation of its named executive officers.

7
All Other Compensation.    The table below provides a breakdown, by type and amount, of the totals shown in the "All Other Compensation" column for each named executive officer in Fiscal 2012. As required by the SEC rules, the Company values perquisites based on the aggregate incremental cost to the Company. In the case of the personal use of aircraft leased by the Company, the Company determines aggregate incremental cost based on average variable costs, including fuel, maintenance, weather-monitoring, on-board catering, and landing/ramp fees. The total variable costs are divided by the number of miles flown by the aircraft to derive an average variable cost per mile. The average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental variable cost to the Company. This method of calculating incremental cost excludes fixed costs that are incurred irrespective of personal use, such as pilots' salaries, other employees' salaries, purchase cost of the aircraft and non-trip related hangar expenses.

Name	Company 401(k) Plan Contributions ($)	Company SKERP Contributions ($)	Club Dues ($)	Financial Planning ($)	Personal Use of Aircraft ($)	Auto Allowance ($)	Company-Paid Split-Dollar Life Insurance Premium ($)	Executive Physical ($)	Spouse Travel ($)	Other ($)
David P. Storch	22,403	657,443	45,329	18,676	32,687	12,300	32,903	4,060	394	—
Timothy J. Romenesko	22,158	260,219	11,750	13,180	—	—	5,016	1,038	—	—
Richard J. Poulton	16,269	74,461	28,298	—	—	—	—	3,250	—	—
Terry D. Stinson	20,877	139,421	13,240	—	—	—	—	7,966	—	—
Robert J. Regan	18,107	115,129	—	13,180	—	—	—	6,500	—	—
8
Mr. Regan was not a named executive officer of the Company in Fiscal 2010.

Compensation Arrangement with Chief Executive Officer

The Company has an employment agreement with Mr. Storch for a term ending May 31, 2014 that provides:

  •
  A base salary of not less than $850,000 per year or such increased amount as the Compensation Committee may determine;

  •
  An annual cash incentive tied to the Company's performance against financial goals established by the Compensation Committee;

  •
  A long-term equity incentive compensation opportunity under the Company's Stock Benefit Plan or other programs as determined by the Compensation Committee;

  •
  Specified fringe benefits, including personal use of the Company's aircraft by Mr. Storch (subject to the Company's aircraft use policy), annual automobile allowance, payment of country club dues, fees and certain charges, reimbursement of dues, fees, charges and expenses relating to membership in professional clubs/organizations and not-for-profit educational organizations, financial planning and tax preparation services and an executive physical; and

  •
  Specified benefits payable upon a termination of employment or a change in control (see "Potential Payments Upon Termination of Employment or a Change in Control of the Company — Employment Agreement of David P. Storch").

Fiscal 2012 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer with respect to:

  •
  Estimated possible payouts under non-equity incentive plan award opportunities for Fiscal 2012;

  •
  Estimated possible payouts under equity incentive plan award opportunities for Fiscal 2012;

  •
  Other stock awards made in Fiscal 2012; and

  •
  Stock options granted in Fiscal 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]
Name	Grant Date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)[4]	All Other Option Awards: Number of Securities Underlying Options (#)[5]	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Options and Awards ($)[6]
David P. Storch		758,625	1,083,750	1,625,625
	7/11/11				22,877	32,681	65,362				968,992
	7/11/11							24,511			726,751
	7/11/11								49,022	29.65	578,460
	7/15/11							56,109			969,002
Timothy J. Romenesko		381,080	542,663	816,600
	7/11/11				11,053	15,790	31,580				468,174
	7/11/11							11,843			351,145
	7/11/11								23,685	29.65	279,483
	7/15/11							27,109			468,172
Richard J. Poulton		238,585	340,495	511,253
	7/11/11				6,588	9,412	18,824				279,066
	7/11/11							7,059			209,299
	7/11/11								14,118	29.65	166,592
	7/15/11							16,159			279,066
Terry D. Stinson[7]		240,000	390,000	689,786
	7/11/11				—	—	—
	7/11/11							10,000			296,500
	7/11/11
	7/15/11							5,000	—	—	86,350
Robert J. Regan		238,585	340,495	511,253
	7/11/11				6,588	9,412	18,824				279,066
	7/11/11							7,059			209,299
	7/11/11								14,118	29.65	166,592
	7/15/11							16,159			279,066
1
The Compensation Committee approved the grant of performance-based restricted stock awards, time-based restricted stock awards and stock options under the Company's Fiscal 2012 long-term incentive plan at its meeting on July 11, 2011. The grant made on July 15, 2011 resulted from the triggering of the stock acceleration provision of the Fiscal 2011 long-term incentive plan.

2
Annual cash incentive payouts under the Company's Fiscal 2012 short-term incentive plan were contingent based upon performance for Fiscal 2012, which has now occurred. Thus, the information in these columns reflects the range of potential payouts at the time the performance goals were set by the Compensation Committee on July 11, 2011. The amounts actually paid under the plan for Fiscal 2012 are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. See the "Compensation Discussion and Analysis" section of this proxy statement for a description of the Fiscal 2012 short-term incentive plan.

3
The information in these columns shows the range of performance-based restricted stock grants that could be earned by the named executive officers under the Fiscal 2012 long-term incentive plan. The actual number of shares of performance-based restricted stock granted under the Fiscal 2012 long-term incentive plan is listed in the "Target" column above. See the "Compensation Discussion and Analysis" section of this proxy statement for a description of the performance-based restricted stock program under the Fiscal 2012 long-term incentive plan.

4
This column shows (a) the number of shares of time-based restricted stock granted on July 11, 2011 to the named executive officers under the Company's Fiscal 2012 long-term incentive plan and (b) the number of shares of restricted stock granted on July 15, 2011 to the named executive officers under the Company's Fiscal 2011 long-term incentive plan as a result of the triggering of the stock price acceleration provisions.

5
This column shows the number of shares of common stock that may be issued to the named executive officers upon the exercise of stock options granted by the Compensation Committee on July 11, 2011 under the Company's Fiscal 2012 long-term incentive plan.

6
The grant date fair value of the performance-based restricted stock awards, time-based restricted stock awards and stock options was computed in accordance with FASB ASC Topic 718.

7
Mr. Stinson's Fiscal 2012 annual cash incentive opportunities were based upon the pre-tax income, return on invested capital and cash flow performance of the Structure and Systems business group. The threshold amount shown for Mr. Stinson represents the compensation payable to him for achievement of 80% of the performance goal target for the pre-tax income of the Structures and Systems business group. See the "Compensation Discussion and Analysis" section of this proxy statement for additional information about the annual cash incentive opportunities in Fiscal 2012 for Mr. Stinson.

Outstanding Equity Awards at Fiscal 2012 Year-End

The following table sets forth information for each named executive officer with respect to:

  •
  Each stock option that remained outstanding as of May 31, 2012; and

  •
  Each award of restricted stock that was not vested and remained outstanding as of May 31, 2012.

	Option Awards[1]					Restricted Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
David P. Storch	29,730	—	0	16.18	7/9/12	350,811	4,227,273	32,681	393,806
	95,138	—		16.18	7/9/12
	27,607	—		17.97	7/21/13
	133,332	66,668		15.10	7/13/19
	28,054	56,109		17.27	7/11/20
	9,804	39,218		29.65	7/11/21
Timothy J. Romenesko	2,109	—	0	17.50	7/21/13	160,393	1,932,736	15,790	190,270
	66,666	33,334		15.10	7/13/19
	13,554	27,110		17.27	7/11/20
	4,737	18,948		29.65	7/11/21
Richard J. Poulton	8,000	2,000	0	19.28	6/1/18	89,497	1,078,439	9,412	113,415
	20,000	20,000		15.10	7/13/19
	8,079	16,160		17.27	7/11/20
	2,823	11,295		29.65	7/11/21
Terry D. Stinson	6,666	3,334	0	15.10	7/13/19	36,000	433,800	0	0
	6,666	13,334		17.27	7/11/20
Robert J. Regan	13,332	6,668		15.10	7/13/19	67,843	817,508	9,412	113,415
	8,079	16,160		17.27	7/11/20
	2,823	11,295		29.65	7/11/21
1
Stock options with expiration dates of 7/13/2019 and 7/11/2020 vest in equal annual installments over three years and stock options with expiration dates of 7/21/13, 6/1/2018 and 7/11/2021 vest in equal annual installments over five years. Vesting continues upon the participant's termination of employment due to Retirement, Disability (each as defined in the Stock Benefit Plan) or death, as follows:

  •
  Retirement: Stock options to continue to vest in accordance with the vesting schedule and can be exercised until the expiration date. However, if death occurs before the award expires, the unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised as described below in the "Death" provision. If death occurs after three months from Retirement, vested options can be exercised until the option expiration date.

  •
  Disability: Stock options continue to vest and are exercisable until the earlier of: (i) one year after termination of employment and (ii) the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein.

  •
  Death: If death occurs during employment, or within three months after termination of employment for reasons other than Cause, then unvested options are forfeited and vested options are exercisable until the earlier of (i) one year after death or (ii) the option expiration date.

  Certain options listed were "reload" options, which have an exercise price equal to the NYSE closing price on the date the original option was exercised, but retain the original option expiration date. The Company no longer grants reload options and all outstanding options have been amended to eliminate the reload provisions.

2
These time-based restricted stock awards ("RSAs") and performance-based restricted stock awards ("PRSAs") are subject to the following vesting schedules:

Award Grant Date	Type of Award	Vesting Date	Vesting Percentage
5/11/07	RSA	6/1/09	20%
		6/1/11	40%
		6/1/13	40%
2/29/08	RSA	2/28/09	20%
		2/28/10	20%
		2/28/11	20%
		2/28/12	20%
		2/28/13	20%
5/31/08	RSA	6/1/09	20%
		6/1/11	40%
		6/1/13	40%
5/31/09	RSA	6/1/11	20%
		6/1/13	40%
		6/1/15	40%
4/23/10	RSA	6/1/11	20%
		6/1/13	40%
		6/1/15	40%
7/12/10	RSA	5/31/14	50%
		5/31/15	50%
	PRSA*	5/31/13	100%
7/11/11	RSA	5/31/15	50%
		5/31/16	50%
	PRSA	5/31/14	33 1/3%
		5/31/15	33 1/3%
		5/31/16	33 1/3%
7/15/11	RSA	5/31/13	33 1/3%
		5/31/14	33 1/3%
		5/31/15	33 1/3%
  *
  These performance-based restricted stock awards were deemed to meet the performance condition on December 9, 2010 when the Company met the First Trigger under the stock price acceleration provision. This stock remains subject to the time-based vesting condition.

    Vesting in restricted stock awards continues or is accelerated upon the participant's termination of employment due to Retirement, Disability (each as defined in the Stock Benefit Plan) or death as follows:

    •
    Retirement: The awards continue to vest in accordance with the vesting schedule.

    •
    Disability or death: On or before the third anniversary of grant, the difference between one-half of the total award shares and the number of award shares already vested will vest as of such termination; after the third anniversary of grant, all award shares vest as of such termination.

3
This column shows the market value of the unvested restricted stock held by the named executive officers, based on a price of $12.05 per share (the closing market price of the common stock on May 31, 2012, the last business day of Fiscal 2012).

Fiscal 2012 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer concerning:

  •
  The exercise of options during Fiscal 2012;

  •
  The dollar amount realized on exercise of the options;

  •
  The number of shares of restricted stock that vested during Fiscal 2012; and

  •
  The value of those vested shares.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
David P. Storch	116,668	897,177	82,000	2,113,960
Timothy J. Romenesko	9,341	42,782	32,000	824,960
Richard J. Poulton	10,000	161,642	17,000	438,260
Terry D. Stinson	—	—	11,522	297,037
Robert J. Regan	—	—	4,344	110,705
1
This amount represents the difference between the closing market price of the common stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the option.

2
These amounts represent the closing market price of the common stock on the date of vesting, multiplied by the number of shares that vested.

Retirement Program Benefits

The Company provides defined benefit pension benefits under the SKERP and the Retirement Plan. The following table shows the years of service currently credited to each named executive officer under the applicable plan and the present value of the accumulated benefit payable under the applicable plan to each named executive officer at the earliest age an unreduced benefit is payable.

Fiscal 2012 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Fiscal 2012 ($)
David P. Storch	Retirement Plan	26.4	689,630	—
	SKERP	N/A	178,254	—
Timothy J. Romenesko	Retirement Plan	24.4	609,515	—
	SKERP	N/A	156,278	—
Richard J. Poulton[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
Terry D. Stinson[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
Robert J. Regan[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
1
Number of Years of Credited Service as of May 31, 2005, the date the Retirement Plan was frozen.

2
Amounts shown in this column are calculated as of May 31, 2012, which is the measurement date for reporting purposes in the Company's Annual Report on Form 10-K for Fiscal 2012. See Note 7 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in determining the amounts reported in this column.

3
Messrs. Poulton, Stinson and Regan do not participate in the defined benefit portion of the SKERP or in the Retirement Plan.

SKERP — Defined Benefit Portion

The Company provides supplemental retirement benefits to certain executives and key employees under the SKERP. The SKERP, which is a non-qualified plan, contains a defined benefit portion and a defined contribution portion (discussed below). Only Mr. Storch and Mr. Romenesko participate in the defined benefit portion of the SKERP, the material terms and conditions of which include the following:

Benefit Accruals:    Under the defined benefit portion of the SKERP, benefits were accrued until October 1, 2001 pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to: (i) 1/12 of 60% (50% for Mr. Romenesko) of Final Average Earnings less (ii) the monthly benefit payable under the Company's Retirement Plan determined as of October 1,

2001. For purposes of this benefit formula, (i) "Final Average Earnings" is defined as 1/5 of a participant's Compensation during the five consecutive years within the last 10 years preceding termination of employment during which such Compensation was the highest, and (ii) "Compensation" is defined as the participant's income reported on Form W-2, including pre-tax contributions to the Retirement Savings Plan, reduced by the income attributable to restricted stock and stock options, reimbursements or other expense allowances and fringe benefits. Benefits accrued on and after October 1, 2001 under the defined benefit portion of the SKERP will accrue pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1/12 of 60% (50% for Mr. Romenesko) of 25% of the percentage increase in the participant's base salary from September 30, 2001 to the date of the participant's termination of employment. The benefits accrued by Messrs. Storch and Romenesko as of May 31, 2006 have been transferred to the defined contribution portion of the SKERP and are held in an account established and maintained thereunder for each participant.

Benefits accrued under the defined benefit portion of the SKERP for all other participants ceased on October 1, 2001 and were distributed to them in a lump sum as soon as practicable thereafter.

Benefit Entitlement:    A participant is eligible to receive the benefit accrued under the SKERP following termination of employment when he reaches age 65. If a participant terminates employment after he reaches age 55 and his age plus years of service equal or exceed 62, benefits will be paid on the date of his termination or on a date no later than 15 years after termination of employment, as previously specified by the participant.

Form of Benefit Payment:    Each participant has previously elected to have the remainder of his retirement benefit paid in a lump sum. The assumptions set forth in the Company's Retirement Plan will be used to convert the retirement benefits from an annuity payment to a lump sum. The participant may change the time or form of payment in accordance with procedures set forth in the SKERP.

Forfeiture Events:    A participant will forfeit the retirement benefit if his employment is terminated due to theft, embezzlement, fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving his retirement benefit, a participant must agree in writing to return his benefit, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under Change in Control provisions of any agreement between the participant and the Company.

Retirement Plan

The Company's Retirement Plan is a tax-qualified pension plan. Benefit accruals ceased under the Retirement Plan with respect to most participants, including the named executive officers, effective June 1, 2005. Messrs. Poulton, Stinson and Regan do not participate in the Retirement Plan because their dates of hire were after June 1, 2005. The material terms and conditions of the Retirement Plan as they pertain to Messrs. Storch and Romenesko are as follows:

Benefit Formula:    Until January 1, 2000, benefits were accrued pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1 1/2% of the participant's Final Average Earnings reduced by the participant's Social Security offset determined under the

Plan, multiplied by the participant's years of Credited Service (up to 20). Effective as of January 1, 2000, the Plan was converted to a cash balance type of plan, subject to a "grandfather" provision applicable to certain participants based on age and years of service. An account is maintained for each participant which consists of (i) an opening account balance equal to the then present value of the benefit accrued by the participant under the prior formula as of December 31, 1999, (ii) quarterly contributions made by the Company equal to a percentage of compensation based on the participant's age and years of Credited Service, and (iii) quarterly interest credits made by the Company equal to 25% of the 30-year Treasury securities interest rate for the second month preceding the beginning of each quarter. For purposes of the benefit formulae, "Final Average Earnings" and "Compensation" have the same definitions as used in the SKERP, as discussed above.

The benefits under the Retirement Plan generally ceased accruing on June 1, 2005, although the participants' cash balance accounts continue to be credited with interest until the benefits are distributed.

Vesting:    Participants are eligible to receive benefits from the Retirement Plan after completing five years of Vesting Service. The named executive officers who participate in the Retirement Plan are fully vested in their benefits.

Payment of Retirement Benefits:    Participants can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until normal retirement age (age 65). Any vested participant can elect benefits at any time after termination of employment, with the benefit actuarially reduced to reflect payment prior to age 65. The Retirement Plan also provides for a Disability retirement benefit.

Forms of Benefit Payment:    The normal form of benefit payment for a married participant is a joint and 50% survivor annuity, and the normal form of benefit payment for an unmarried participant is a single life annuity. Participants, with spousal consent, if applicable, can waive the normal form of benefit payment and elect to have benefits paid in various annuity forms, which are the actuarial equivalent of the normal form, or in a lump sum.

Retirement Savings Plan:    In connection with ceasing benefits under the Retirement Plan, the Company amended its Retirement Savings Plan to provide additional benefits, as described below in the discussion following the Non-Qualified Deferred Compensation table.

Non-Qualified Deferred Compensation

The Company provides non-qualified deferred compensation benefits under the defined contribution portion of the SKERP. The following table below shows the contributions made by each named executive officer and by the Company in Fiscal 2012, the earnings accrued on the named executive officer's account balance in Fiscal 2012, and the account balance as of May 31, 2012.

 Fiscal 2012 Non-Qualified Deferred Compensation

Name	Executive Contributions in Fiscal 2012 ($)[1]	Company Contributions in Fiscal 2012 ($)[2]	Aggregate Earnings in Fiscal 2012 ($)[3]	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at May 31, 2012 ($)[4]
David P. Storch	113,389	657,443	(225,331)	—	7,830,114
Timothy J. Romenesko	58,947	260,219	(22,180)	—	1,929,138
Richard J. Poulton	45,750	74,461	(30,106)	—	372,622
Terry D. Stinson	31,492	139,421	26,656	—	743,967
Robert J. Regan	44,476	115,129	(25,178)	—	501,258
1
The amount of contributions made by each named executive officer and reported in this column in respect of salary deferrals in Fiscal 2012 is included in each named executive officer's compensation reported in the Summary Compensation Table as "Salary." The amount of contributions reported in this column also reflects deferral of cash bonuses paid in Fiscal 2012 but earned and reported in the Summary Compensation Table for Fiscal 2011.

2
The amount of Company contributions reported in this column for each named executive officer is reported in the "All Other Compensation" column in the Summary Compensation Table.

3
The investment earnings reported in this column for each named executive officer are not reported in the Summary Compensation Table.

4
The aggregate balance as of May 31, 2012 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation in the Summary Compensation Table for Fiscal 2012 or prior years, except the following amounts of earnings included in the account balance: Mr. Storch, $1,598,051; Mr. Romenesko, $259,675; Mr. Poulton, $40,111; Mr. Stinson, $93,537; and Mr. Regan, $64,625. The aggregate balance as of May 31, 2012 also includes the following cumulative amounts transferred from the defined benefit portion of the SKERP: Mr. Storch, $1,712,865; and Mr. Romenesko, $272,876.

SKERP — Defined Contribution Portion

The defined contribution portion of the SKERP covers certain executives and key employees, including all of the named executive officers, and provides the portion of a participant's benefit that cannot be paid under the Retirement Savings Plan due to Internal Revenue Code limits, including the limit on the amount of compensation that can be taken into account in determining benefits ($245,000 in 2011 and $250,000 in 2012). The material terms and conditions of the defined contribution portion of the SKERP include the following:

Contributions:    Each participant may make an election which satisfies Code Section 409A to contribute a portion of his base salary (up to 75%) for that calendar year that exceeds the Code's compensation limit and a portion of the bonus (up to 75%) paid to him for the Company's fiscal year beginning in such calendar year that exceeds the Code's compensation limit. The Company makes a matching contribution under the SKERP using the formula in the Retirement Savings Plan (i.e., 20% of the first 5% of the participant's contributions, up to 1% of compensation), as well as the portion of the Company's retirement benefit and profit sharing contributions that could not be made under the Savings Plan due to the Code's compensation limit. The Company also makes annual supplemental contributions to the accounts of the Chief Executive Officer (22% of base salary and bonus), the President (16% of base salary and bonus) and other eligible named executive officers (5% or 10% of base salary and bonus). To receive a credit of this contribution, the eligible participant must be employed as of the day before the contribution is made to the SKERP (unless termination of employment is due to death or Disability).

Mr. Storch and Mr. Romenesko also have amounts held in a supplemental account that were transferred from the defined benefit portion of the SKERP, which represent the lump sum value of each participant's accrued benefit as of May 31, 2006 under the defined benefit portion. These amounts are now subject to the terms and conditions of the defined contribution portion of the SKERP.

Vesting:    A participant is fully vested in amounts attributable to his own deferral contributions, and vests in all Company contributions, except supplemental contributions, at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or Disability). A participant vests in amounts attributable to Company supplemental contributions (i) made prior to October 17, 2007, upon the earlier of age 65, or age 57 with 15 years of service, and (ii) made after October 17, 2007, upon the earlier of age 65, or age 55 with the sum of age and years of service equal to at least 75.

Investments:    Each participant's plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the SKERP consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Distributions:    Distribution of a participant's accounts is generally made upon the participant's termination of employment or on a date no later than 15 years after termination of employment, as previously specified by the participant. Participants were to elect by December 31, 2005 whether their accounts are to be paid in a lump sum or installments not to exceed 15 years (a participant who failed to make an election will have his account paid in a lump sum). Notwithstanding the foregoing, (i) a participant may elect distribution of the portion of his accounts earned and vested as of December 31, 2004 (and earnings thereon) upon six month's advance written election or if such distribution is subject to a 10% forfeiture; (ii) a participant can change the time and form of payment of the portion of his accounts earned and vested after December 31, 2004 in accordance with procedures set forth in the plan; (iii) a participant can elect a distribution at any time in order to satisfy an unforeseeable hardship (as defined in the plan); and (iv) in the event of a potential Change in Control of the Company (as determined by the Board), the portion of the participant's accounts earned and vested as of December 31, 2004 (including earnings thereon) will be distributed in an immediate lump sum. Distributions to "key employees" as defined in Code Section 409A upon termination of employment will not be paid earlier than six months following such termination.

Forfeiture Events:    A participant will forfeit the portion of his plan accounts attributable to Company supplemental contributions and to amounts transferred from the defined benefit portion of the SKERP, if applicable, if his employment is terminated due to theft, embezzlement or fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving such amounts, a participant must agree in writing to return such amounts, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under change in control provisions of any agreement between the participant and the Company.

Retirement Savings Plan

The Retirement Savings Plan is a tax-qualified retirement plan that covers most United States employees, including the named executive officers. The material terms and conditions of the Retirement Savings Plan as it pertains to non-union employees are as follows:

Contributions:    A participant can elect to defer 1% to 75% of compensation, up to a maximum of $17,000 for 2012, or $22,500 if age 50 or older. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. Unless a participant elects otherwise: (i) participation for non-union employees hired on or after June 1, 2007 and prior to June 26, 2009 is automatic at a 3% deferral rate; and (ii) participation for non-union employees hired on or after June 26, 2009 is automatic at a 5% deferral rate, with automatic 1% annual increase. The Company provides a matching contribution, a profit sharing contribution and a retirement benefit contribution. The current matching contribution is made, as of each payroll period, in an amount equal to 20% of the first 5% of the participant's contributions, up to 1% of compensation, to the Plan for such payroll period. The profit sharing contribution is made, as of the end of each calendar year and is based on the participant's contributions and the economic performance of the participant's operating unit and is equal to a percentage of the participant's compensation, up to 4%. The retirement benefit contribution, which is also made as of the end of each calendar year, was added to the Plan, effective June 1, 2005, and is equal to a percentage of compensation, up to 4%, based on the participant's age and years of credited service. A participant must have earned one year of service to be eligible for a retirement benefit contribution, and generally must be employed on the last day of the calendar year to receive a profit sharing contribution. Compensation for purposes of determining contributions includes cash compensation shown as income on the participant's Form W-2, reduced by the participant's contributions to the plan and excluding the income attributable to restricted stock options, reimbursements or other expense allowances and fringe benefits and subject to the Code's compensation limit ($245,000 for 2011 and $250,000 in 2012).

Investments:    Each participant's plan account is credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the plan consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Vesting:    Participants hired prior to July 1, 1999 are fully vested in their accounts under the plan. Participants hired on or after January 1, 1999 are fully vested in their own contribution accounts, and vest in the Company contribution accounts at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or Disability).

Distributions:    Participants can elect distributions of the plan accounts upon termination of employment, in a lump sum, an eligible rollover distribution, or, if early or normal retirement has been attained, in installments not to exceed 15 years.

 Potential Payments Upon Termination of Employment or a Change in Control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a Change in Control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options and restricted stock that are otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). These benefits as they pertain to the named executive officers are as described and set forth in the tables beginning on page 48.

Employment Agreement of David P. Storch

The Company has an employment agreement with Mr. Storch that provides the following severance benefits:

Termination of Employment — Prior to a Change in Control:    If prior to a Change in Control, either the Company terminates his employment without Cause or Mr. Storch terminates his employment for Good Reason, Mr. Storch is entitled to: (i) continued payment of his base salary for 36 months, and (ii) a lump sum payment equal to three times the average of the cash incentive bonus paid to him for the preceding three fiscal years of the Company. Payments cease upon any material breach of the confidentiality and non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the two-year period following any such termination of employment).

Termination of Employment — Following a Change in Control:    If Mr. Storch's employment is terminated within 24 months following a Change in Control either by the Company other than for Cause or Disability or by Mr. Storch for Good Reason, or if his employment terminates for any reason other than Disability or death during the 30-day period following the 24th month after a Change in Control, he is entitled to:

  •
  An immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance targets were met, and (C) (1) if termination is within the 24-month period for other than Cause, or for Disability or Good Reason, three times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount or (2) if termination is by Mr. Storch during the 30-day period following the 24-month period, an amount equal to $4,747,770 (pursuant to the employment agreement, this amount reflects the computation described in (C)(1) above, based on base salary and bonus paid in Fiscal 2010);

  •
  Continued coverage for Mr. Storch and his spouse under the Company's welfare and fringe benefit plans for three years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such three-year period);

  •
  A lump sum payment of an amount equal to the lesser of (A) three times the amount of Company contributions made under the Retirement Savings Plan and the defined contribution portion of the SKERP for the calendar year preceding the year in which the termination occurs or (B) $1,575,876 (pursuant to the agreement, this amount reflects the computation described in (A) above based on Company contributions made for the 2009 calendar year), plus, in each case, a gross-up payment to cover any related income tax liability;

  •
  Company-paid outplacement services for 18 months or, if earlier, the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to Mr. Storch pursuant to (C) in the first bullet point above);

  •
  Reasonable legal fees incurred by Mr. Storch in enforcing the agreement; and

  •
  A gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement.

Mr. Storch is also entitled to the benefits described above under "Termination of Employment — Prior to Change in Control" if he terminates his employment for Good Reason after the 30th day following the 24th month after a Change in Control. The employment agreement's non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

General:    Regardless of whether a Change of Control is involved:

  •
  If Mr. Storch's termination is due to Retirement, he and his spouse are entitled to continued coverage under the Company's medical, dental, welfare and executive health programs for his (and his spouse's) lifetime (or until he obtains health coverage from a new employer);

  •
  If Mr. Storch's employment terminates due to Disability, he will receive payment pursuant to the Company's disability plans then in effect, and he will continue to receive coverage under the Company's medical, dental, and life insurance plans for three years following such termination (the employment agreement provides that payments under the Company's disability plans will be at a level no less favorable than that in effect on May 31, 2010); and

  •
  If Mr. Storch's employment is terminated following the expiration of his agreement, he will be entitled to receive the same benefits as if he were terminated without Cause by the Company prior to a Change in Control.

In any event, payments under the employment agreement in connection with Mr. Storch's termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

For purposes of Mr. Storch's employment agreement:

"Change in Control" means (i) a person's acquisition of more than 35% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of a majority of the directors then in office.

"Cause" means Mr. Storch's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing or malfeasance, (ii) disregard of a material and proper direction from the Board, or (iii) material breach of the employment agreement that is not cured within 30 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented Mr. Storch from substantially performing his duties under the employment agreement for a period of 180 days and that is expected to continue to render Mr. Storch unable to substantially perform his duties for the remaining term of the employment agreement on a full-time basis.

"Good Reason" means (i) a material reduction in the nature or scope of Mr. Storch's duties or responsibilities or in his compensation (including benefits), (ii) a material breach of the employment agreement by the Company that is not cured within 30 days of receipt of notice from Mr. Storch, or (iii) a relocation of his primary place of employment by 50 or more miles.

"Retirement" means Mr. Storch's voluntary termination of employment that does not result in severance payments under the employment agreement.

Severance and Change in Control Agreements

The Company has severance and change in control agreements with Messrs. Romenesko, Poulton and Regan and with certain other key employees. The agreements as they pertain to these named executive officers provide for the following benefits upon the following types of employment termination:

Termination of Employment — Prior to a Change in Control:    If a Change in Control of the Company has not occurred and the executive's employment is terminated by the Company other than for Cause, he is entitled to (i) continued salary for 12 months or, if earlier, until he obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a pro-rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year in which the termination occurs. Any bonus will be paid in a lump sum on the later of the time bonuses are paid to other officers and the end of the severance period (with interest at the prime rate plus 1% from the earlier of such dates). If the executive terminates his employment, or if the Company terminates the executive's employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if the executive breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

Termination of Employment — Following a Change in Control:    If the executive's employment is terminated within 18 months following a Change in Control by the Company other than for Cause or Disability or by the executive for Good Reason, or if the executive's employment terminates for any reason other than Disability or death during the 30-day period following the 18th month after a Change in Control, he is entitled to (i) an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year and as if all performance targets had been met (including the value of any restricted stock granted in lieu of bonus), and (C) two or three times base salary and cash bonus (depending upon the executive involved) for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount, (ii) continued coverage for the executive and his dependents under the Company's welfare and fringe benefit plans for three years following termination of employment (the executive and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two- or three-year period), (iii) for Mr. Romenesko, an immediate lump sum payment equal to the actuarial equivalent of the additional benefits that would be earned under the Company's retirement plans with three additional years of service and a gross-up payment to cover any related income tax liability, (iv) Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to the executive pursuant to (i)(C) above), (v) reasonable legal fees incurred by the executive in enforcing the agreement, and (vi) for Mr. Romenesko, a gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement. The agreements' non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

Termination of Employment — Disability:    If the executive's employment terminates due to Disability, the executive will receive payment pursuant to the Company's disability plans then in effect and will continue to receive coverage under the Company's medical, dental and life insurance plans for three years following such termination.

Acceleration of Equity Awards:    The severance and change in control agreements also provide that upon any Change in Control, all outstanding stock options and restricted stock will vest immediately.

For purposes of the severance and change in control agreements:

"Change in Control" means (i) a person's acquisition of more than 20% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of the lesser of three directors or a majority of the directors then in office.

"Cause" means the executive's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of a material and proper direction from the Board, or (iii) material breach of the agreement that is not cured within 10 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented the executive from substantially performing his duties under the agreement for a period of 180 days and that is expected to continue to render the executive unable to substantially perform his duties for the remaining term of the agreement on a full-time basis.

"Good Reason" means (i) a material reduction in the nature or scope of the executive's duties or responsibilities, or in his compensation (including benefits), (ii) if Mr. Storch is not the Chief Executive Officer at the time of termination, the executive's determination that as a result of a material change in employment circumstances he is unable to adequately carry out his duties, or (iii) a relocation of the executive's primary place of employment by more than 100 miles.

In any event, payments under the agreements in connection with termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

Split Dollar Insurance Agreements

The Company has entered into split dollar life insurance agreements with certain key employees, including Mr. Storch and Mr. Romenesko. Under the agreements, the employees own the policies, except for the cash value portion of the policies owned by the Company. The Company funds the annual insurance premiums for the policies during the term of the agreement subject to reimbursement from the cash value or death benefit proceeds of the policies. Upon a Change in Control of the Company (as defined above), the Company will prepay all premiums, plus any amounts necessary for the cash value and death benefits to be at the same level at the Change in Control date. If the executive's employment terminates after a Change in Control and benefits are paid under the severance and change in control agreements, the split dollar agreements will continue for the severance period.

Stock Benefit Plan

A named executive officer's termination of employment can result in enhanced benefits under the Company Stock Benefit Plan, depending on the reason for such termination:

Stock Options:    If termination is due to Retirement (as defined in the Plan), options continue to vest in accordance with the vesting schedule and can be exercised until the expiration date, except that if death occurs before the award expires, then unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised until the earlier of one year after death or the option expiration date, and if death occurs after three months from Retirement, vested options can be exercised until the option expiration date. If termination is due to Disability (as defined in the Stock Benefit Plan), options continue to vest and are exercisable until the earlier of one year after termination of employment and the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein. If death occurs during employment, or within three months after termination of employment for reasons other than Cause, then unvested options are forfeited and vested options are exercisable until the earlier of one year after death or the option expiration date.

Restricted Stock Awards:    If termination is due to Retirement, restricted stock awards continue to vest in accordance with their vesting schedule. If termination is due to Disability (as defined in the Stock Benefit Plan) or death on or before the third anniversary of the date of grant, then the difference between one-half of the total award shares and the number of shares already vested will vest as of such termination. If termination is due to Disability or death after the third anniversary of the date of grant, all awards shares will vest as of such termination.

The Stock Benefit Plan has change in control provisions that apply to participants who do not have a severance and change in control agreement. Upon a Change in Control of the Company (as defined in the Stock Benefit Plan) that does not have prior written approval of the Board, all options and restricted stock awards will fully vest. Upon a change in control that has the approval of the Board, the Compensation Committee has the discretion to either provide for full vesting of options and restricted stock awards or grant replacement awards with respect to the successor company's stock.

Tables of Potential Payments Upon Termination
of Employment or a Change in Control

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer under the following termination of employment or change in control events, assuming a change in control or a termination of employment occurred on May 31, 2012 (the last business day of Fiscal 2012).

Change in Control

Name	Vesting of Restricted Stock ($)[1]	Vesting of Stock Options ($)[2]
David P. Storch	4,621,079	0
Timothy J. Romenesko	2,123,005	0
Richard J. Poulton	1,191,853	0
Terry D. Stinson	433,800	0
Robert J. Regan	930,923	0
1
Under the Stock Benefit Plan and severance and change in control agreements, all restricted stock (both performance-based and time-based) generally vests upon a Change in Control of the Company. See "— Stock Benefit Plan" above. The amounts shown reflect the number of shares that would have vested upon a Change in Control on May 31, 2012, based on the number of shares multiplied by $12.05, the closing price of the common stock on May 31, 2012.

2
Under the Stock Benefit Plan and severance and change in control agreements, all stock options generally vest upon a Change in Control of the Company. See "— Stock Benefit Plan" above. The amounts shown reflect the number of option shares, multiplied by the difference (but not less than zero) between the option exercise price and $12.05, the closing price of the common stock on May 31, 2012.

Termination of Employment — Prior to a Change in Control
	Other than Cause					Disability			Death
Name	Salary ($)[1]	Bonus ($)[2]	Restricted Stock ($)[3]	Stock Options ($)[4]	Health and Welfare ($)[5]	Health and Welfare ($)[6]	Restricted Stock ($)[7]	Stock Options ($)[4]	Restricted Stock ($)[7]
David P. Storch	2,601,000	3,146,394	4,621,079	0	283,597	29,867	2,443,089	0	2,443,089
Timothy J. Romenesko	477,544	423,277	2,123,005	0		38,794	1,085,603	0	1,085,603
Richard J. Poulton	374,544	265,586	1,191,853	0		25,863	614,002	0	614,002
Terry D. Stinson	0	0	433,800	0	0	0	192,800	0	192,800
Robert J. Regan	374,544	265,586	930,923	0		25,863	443,446	0	443,446
1
Reflects continued salary for 36 months for Mr. Storch under his employment agreement and continued salary for 12 months for the three named executive officers with severance and change in control agreements. Mr. Stinson does not have a severance and change in control agreement.

2
Reflects (i) in the case of Mr. Storch, three times the average of the non-equity incentive plan compensation or bonus paid to him for the three preceding fiscal years, and (ii) in the case of the three named executive officers with severance and change in control agreements, the non-equity incentive plan compensation bonus paid for Fiscal 2012 as shown in the Summary Compensation Table.

3
The amounts in this column reflect the value of the restricted stock that would vest pursuant to the Stock Benefit Plan if termination is due to Retirement at May 31, 2012, based on the number of shares, multiplied by $12.05, the closing price of the common stock on May 31, 2012.

4
The amounts in this column reflect the value of the continued vesting of options pursuant to the Stock Benefit Plan if termination is due to Retirement or Disability at May 31, 2012 based on the difference between the exercise price and $12.05, the closing price of the common stock on May 31, 2012.

5
Available under Mr. Storch's employment agreement upon his retirement.

6
Available under Mr. Storch's employment agreement and the severance and change in control agreements for the three named executive officers with severance and change in control agreements.

7
The amounts in these columns reflect the value of the restricted stock that would vest upon termination due to Disability or death at May 31, 2012, based on the number of shares, multiplied by $12.05, the closing price of the common stock on May 31, 2012.

Termination of Employment — Following a Change in Control

Name	Salary[1] ($)	Bonus[2] ($)	Health and Welfare Continuation ($)	Additional Retirement Plan Credits[3] ($)	Outplacement Services ($)	280G Gross-Up ($)
David P. Storch	2,601,000	5,052,700	29,867	2,626,460	218,848	0
Timothy J. Romenesko	1,432,632	2,527,684	38,794	1,237,964	123,796	2,747,997
Richard J. Poulton	749,088	1,145,860	25,863	0	57,028	0
Robert J. Regan	749,088	1,145,860	25,863	0	57,028	0
1
Reflects three times salary for Mr. Storch under his employment agreement and two or three times salary (depending on the officer involved) for the three named executive officers with severance and change in control agreements.

2
Reflects (i) in the case of Mr. Storch, the non-equity incentive plan compensation bonus paid to him for Fiscal 2012 as shown in the Summary Compensation Table, plus three times his non-equity incentive plan compensation bonus for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount (except that upon termination by Mr. Storch for other than Disability or death during the 30-day period following the 24th month after a Change in Control, Mr. Storch would receive $4,747,770), and (ii) in the case of the other named executive officers, the non-equity incentive compensation plan bonus paid to them for Fiscal 2012 as shown in the Summary Compensation Table, plus two or three times the non-equity incentive plan compensation bonus (depending on the officer involved) for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount.

3
Includes an income tax gross-up payment.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following tables show the shares of common stock beneficially owned, as of July 31, 2012, by (i) each current director and director nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than five percent of the outstanding shares of common stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and sole investment power, and none of the shares shown in the tables is pledged by any of the persons listed.

Security Ownership of Management

Name	Shares Beneficially Owned[1]	Percent of Shares Outstanding if Greater than 1%
Anthony K. Anderson	—	—
Norman R. Bobins	25,572	—
Michael R. Boyce[2]	59,938	—
James G. Brocksmith, Jr.	35,072	—
Ronald R. Fogleman	26,072	—
James E. Goodwin	37,034	—
Patrick J. Kelly[3]	41,620	—
Peter Pace	12,037	—
Richard J. Poulton	186,887	—
Robert J. Regan	134,285	—
Terry D. Stinson	78,759	—
Timothy J. Romenesko	427,454	—
David P. Storch[4,5,6]	1,535,482	3.83%
Marc J. Walfish	62,157	—
Ronald B. Woodard	35,572	—
All directors and executive officers as a group	2,697,941	6.73%
1
Includes unvested restricted shares held by directors and executive officers, as well as the following shares of the identified person that may be acquired within 60 days of July 31, 2012 through the exercise of stock options: Mr. Brocksmith, 7,000 shares; General Fogleman, 7,000 shares; Mr. Goodwin, 7,000 shares; Mr. Poulton, 66,981 shares; Mr. Regan, 38,981 shares; Mr. Romenesko, 133,954 shares; Mr. Stinson, 23,332 shares; Mr. Storch, 293,519 shares; Mr. Walfish, 17,000 shares; and Mr. Woodard, 3,500 shares; and all directors and executive officers as a group, 598,267 shares.

2
Includes 10,000 shares beneficially owned through Maverick Investors Limited Partnership, a family partnership of which Mr. Boyce is a general partner.

3
Includes 16,000 shares beneficially owned through KMK & Associates, LLC, of which Mr. Kelly is a one-third owner.

4
Includes 18,810 shares beneficially owned by Mr. Storch's wife, as to which Mr. Storch disclaims beneficial ownership.

5
Includes 50,000 shares beneficially owned through DPS Asset Management LLC, a family investment vehicle of which Mr. Storch is President.

6
Includes 1,125 shares under the Irving Storch Revocable Trust and 900 shares under the Lorraine Storch Revocable Trust under each of which Mr. Storch is trustee and beneficiary.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Barclays Global Investors, NA1 400 Howard Street San Francisco, CA 94105	2,616,811	6.77%
BlackRock, Inc.[2] 40 East 52nd Street New York, NY 10022	3,038,394	7.54%
Dimensional Fund Advisors LP3 Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,983,352	7.41%
Earnest Partners, LLC[4] 1180 Peachtree Street, NE, Suite 2300 Atlanta, GA 30309	2,654,545	6.6%
Franklin Resources Inc.[5] One Franklin Parkway San Mateo, CA 94403	2,257,137	5.6%
Invesco Ltd.[6] 1555 Peachtree Street NE Atlanta, GA 30309	2,662,569	6.6%
Vanguard Group, Inc.[7] 100 Vanguard Blvd. Malvern, PA 19355	2,034,193	5.04%
1
Based on a Schedule 13G filing dated 2/6/09, Barclays Global Investors, NA and certain of its affiliates disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	2,024,780
• Shared voting power:	0
• Sole dispositive power:	2,616,811
• Shared dispositive power:	0
2
Based on a Schedule 13G filing dated 2/13/12, BlackRock, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	3,038,394
• Shared voting power:	0
• Sole dispositive power:	3,038,394
• Shared dispositive power:	0

3
Based on a Schedule 13G filing dated 2/10/12, Dimensional Fund Advisors LP disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	2,935,348
• Shared voting power:	0
• Sole dispositive power:	2,983,352
• Shared dispositive power:	0
4
Based on a Schedule 13G filing dated 2/13/12, Earnest Partners, LLC disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	1,141,335
• Shared voting power:	497,310
• Sole dispositive power:	2,654,545
• Shared dispositive power:	0
5
Based on a Schedule 13G filing dated 2/9/12, Franklin Resources, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	2,146,100
• Shared voting power:	0
• Sole dispositive power:	2,257,137
• Shared dispositive power:	0
6
Based on a Schedule 13G filing dated 2/7/12, Invesco Ltd. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	2,526,071
• Shared voting power:	0
• Sole dispositive power:	2,662,569
• Shared dispositive power:	0
7
Based on a Schedule 13G filing dated 2/7/12, the Vanguard Group, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	59,247
• Shared voting power:	0
• Sole dispositive power:	1,974,946
• Shared dispositive power:	59,247

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and beneficial owners of more than 10% of the Company's stock, if any, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE, and to furnish copies of these forms to the Company. To the Company's knowledge, based solely upon a review of copies of SEC Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to Fiscal 2012, the Company believes that all of the Company's officers and directors filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934 during Fiscal 2012.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2013 must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than May 6, 2013, in order for the proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. The proposal must comply with applicable SEC rules and the Company's By-Laws.

Under the Company's By-Laws, any stockholder who wishes to submit a matter (other than a stockholder proposal brought in accordance with SEC Rule 14a-8) for consideration at the 2012 annual meeting of stockholders, including any stockholder proposal or director nomination, that would not be included in the Company's proxy statement must submit the matter to the Company, in writing, to be received by the Secretary of the Company no later than April 13, 2013. The notice of such matter must contain the information required by the By-Laws.

OTHER BUSINESS

Management knows of no other matters which are to be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matter.

By Order of the Board of Directors,
Robert J. Regan Vice President, General Counsel and Secretary

August 31, 2012

Upon the written request of any record holder or beneficial owner of common stock of AAR CORP., the Company will provide, without charge, a copy of its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2012. Requests should be made to Mr. Robert J. Regan, Vice President, General Counsel and Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191, (630) 227-2000.

APPENDIX A — AAR CORP. CATEGORICAL STANDARDS FOR
DETERMINING DIRECTOR INDEPENDENCE

It is the policy and practice of AAR CORP. (the "Company") that the directors of the Company, when carrying out their duties, must exercise their independent judgment in good faith and in the best interests of the Company and its stockholders as a whole.

In addition, it is the policy of the Company that a majority of its directors, and all directors serving on the Audit Committee, Compensation Committee and Nominating and Governance Committee, shall be "independent," as determined by the Board in accordance with the independence standards of the New York Stock Exchange ("NYSE").

At least once each year, the Board shall review the "independence" of each director and any nominee for director and make a determination whether the director or nominee has any material relationship with the Company (either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company) that would impair the director's ability to exercise independent judgment as a member of the Board.

To assist it in determining a director's "independence," the Board has adopted the following categorical standards for determining director "independence" status with respect to service as a director*:

1.
For purposes of these categorical standards, the "Company" includes each of the Company's subsidiaries and "immediate family member" means a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the person's home; provided, that any such persons who no longer have any such relationship as a result of legal separation or divorce, or death or incapacitation, shall not be considered immediate family members.

2.
No director shall be independent if he/she does not meet the independent standards adopted from time to time by the NYSE. Specifically, a director will not be "independent" if:

  •
  the director is or was within the last three years an employee of the Company, or an immediate family member of such director is or was within the last three years an executive officer of the Company; or

  •
  the director or an immediate family member of the director receives or received more than $120,000 in direct compensation from the Company in any twelve-month period within the last three years, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service); provided, however, that compensation received by an immediate family member of a director for service as an employee (other than an executive officer) of the Company need not be considered in determining independence; or

*
The foregoing categorical standards shall be deemed to be automatically updated to reflect any changes made to the NYSE listing standards and shall be interpreted in the same manner as such standards.

A-1

    •
    The director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such firm; (C) the director has an immediate family member who is a current employee of such firm and who personally works on the Company's audit; or (D) the director or an immediate family member was, within the last three years (but is no longer), a partner or employee of such firm and personally worked on the Company's audit during that time; or

    •
    the director or an immediate family member of the director is or was within the last three years an executive officer of another company on whose compensation committee any of the Company's present executive officers serves or served; or

    •
    the director is a current employee, or an immediate family member is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company's consolidated gross revenues (payments to and payments from are compared against the benchmarks separately).

3.
In determining director independence, the Board will give consideration to all known relevant facts and circumstances.

4.
Notwithstanding the foregoing, if a director or his/her immediate family member has another significant relationship with the Company that is not described in Section 2, or, at any time, is the subject of a written request by any director to the Chairman of the Nominating and Governance Committee requesting a review of another director's independent status and stating the reasons therefor, then the Board of Directors will determine whether that director's relationship is a "material relationship" that would impair the director's ability to exercise independent judgment as a member of the Board.

5.
Members of the Audit Committee must satisfy the enhanced "independence" criteria under applicable rules of the Securities and Exchange Commission and the New York Stock Exchange from time to time. In particular, the following enhanced "independence" qualifying criteria shall apply with respect to directors selected for service on the Audit Committee:

  •
  Director may not have accepted any direct or indirect consulting, advisory or other compensatory fee from the Company other than amounts received as compensation for membership on the Board or Board committees, pension or other forms of deferred compensation for prior service.

  •
  Director may not be an "affiliated person," i.e., a person who directly or indirectly controls, is controlled by or is under common control with, the Company (typically, one who is an executive officer or who owns more than 10% of the Company's securities is considered an "affiliated person").

A-2

See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: For holders as of: Date: Time: Location: 0000149097_1 R1.0.0.11699 AAR CORP. AAR CORP. 1100 N. WOOD DALE ROAD WOOD DALE, IL 60191 Annual Meeting August 20, 2012 October 10, 2012 October 10, 2012 9:00 AM CDT 1100 North Wood Dale Road Wood Dale, IL 60191

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. XXXX XXXX XXXX XXXX XXXX XXXX 0000149097_2 R1.0.0.11699 1. Notice & Proxy Statement 2. Annual Report Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 26, 2012 to facilitate timely delivery.

Voting items 0000149097_3 R1.0.0.11699 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Anthony K. Anderson 02 Michael R. Boyce 03 David P. Storch The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory vote on executive compensation. 3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2013. NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies.

0000149097_4 R1.0.0.11699

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0000149098_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Anthony K. Anderson 02 Michael R. Boyce 03 David P. Storch AAR CORP. 1100 N. WOOD DALE ROAD WOOD DALE, IL 60191 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Advisory vote on executive compensation. 3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2013. NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000149098_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . AAR CORP. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders The undersigned hereby appoints DAVID P. STORCH and ROBERT J. REGAN, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2012 Annual Meeting of Stockholders of AAR CORP. to be held at 9:00 AM Central Time on October 10, 2012, at 1100 North Wood Dale Road, Wood Dale, IL 60191, or any adjournment or postponement thereof, and to vote, as designated on the reverse side of this Proxy, all shares of AAR CORP. Common Stock that the undersigned is entitled to vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on the reverse side. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side